UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Hughes Communications, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11717 Exploration Lane

Germantown, MD 20876

April 18, 2008

Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Hughes Communications, Inc. (the “Company”), which will be held on Thursday, May 29, 2008 at 10:00 a.m., Eastern Time, at the Company’s headquarters located at 11717 Exploration Lane, Germantown, Maryland 20876.

The attached Notice of Annual Meeting of Stockholders and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Officers of the Company will be present at the Annual Meeting to respond to any questions that stockholders may have regarding the business to be transacted. In addition, the Annual Meeting will include management’s report on the Company’s financial performance for the year ended December 31, 2007.

Your vote is very important regardless of the number of shares you own. Whether or not you expect to attend the Annual Meeting, please read the Proxy Statement and provide instructions for voting your shares by mail, telephone or via the Internet so that your shares will be represented. Returning the proxy card by mail or voting your shares by telephone or the Internet will not prevent you from voting in person at the meeting, but will ensure that your vote is counted if you are unable to attend.

On behalf of the Board of Directors of the Company and all of our employees, we thank all of our stockholders for your continued interest and support.

Sincerely yours,

Pradman P. Kaul

Chief Executive Officer and President

11717 Exploration Lane

Germantown, MD 20876

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 29, 2008

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the “Annual Meeting”) of Hughes Communications, Inc. (the “Company”) will be held on Thursday, May 29, 2008 at 10:00 a.m., Eastern Time, at the Company’s headquarters located at 11717 Exploration Lane, Germantown, Maryland 20876.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	To elect eight (8) directors to hold office until the next Annual Meeting of Stockholders of the Company and until their successors are elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accountant of the Company for the year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has established April 7, 2008 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting. In the event there are insufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, we may adjourn the Annual Meeting in order to permit further solicitation of proxies.

By Order of the Board of Directors,

Dean A. Manson,

Secretary

April 18, 2008

HUGHES COMMUNICATIONS, INC.

PROXY STATEMENT

Annual Meeting of Stockholders

May 29, 2008

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This Proxy Statement, the proxy card, and the combined 2007 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2007 are being made available to you on or about April 18, 2008. The Board of Directors (the “Board of Directors”) of Hughes Communications, Inc. (the “Company”) is soliciting your proxy to vote your shares at the 2008 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Board of Directors is soliciting your proxy to give all stockholders of record the opportunity to vote on matters that will be presented at the Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

Pursuant to new rules recently adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent a Notice Regarding the Availability of Proxy Materials on the Internet (the “Notice”) to our stockholders of record and beneficial owners. The mailing of the Notice will begin on or about April 18, 2008. The Notice contains instructions on how to access this Proxy Statement and our 2007 Annual Report on Form 10-K over the Internet or request to receive a printed copy of the materials by mail. Stockholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail, unless they request to receive one.

Date, Time and Place

The Annual Meeting will be held on Thursday, May 29, 2008 at 10:00 a.m., Eastern Time, at the Company’s headquarters located at 11717 Exploration Lane, Germantown, Maryland 20876.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	To elect eight (8) directors to hold office until the Company’s next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accountant of the Company for the year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date; Stockholders Entitled to Vote

The close of business on April 7, 2008 has been established by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

At the close of business on the record date, there were 19,185,794 shares of our common stock outstanding and entitled to vote held by approximately 864 holders of record and approximately 9,607 beneficial holders. Each share of our common stock entitles the holder to one vote at the Annual Meeting on all matters properly presented at the meeting.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at our headquarters at 11717 Exploration Lane, Germantown, Maryland 20876 for purposes pertaining to the Annual Meeting, during normal business hours for a period of ten (10) days prior to the Annual Meeting and at the time and place of the Annual Meeting.

Quorum

A quorum, consisting of the holders of one-third of the shares of the Company’s issued and outstanding capital stock entitled to vote as of the record date, must be present in person or by proxy before any action may be taken at the Annual Meeting. We count abstentions and broker “non-votes” as present and entitled to vote for the purposes of determining a quorum. A broker “non-vote” occurs when a stockholder fails to provide voting instructions to his or her broker for shares held in “street name” (i.e. shares held in a broker, bank or other nominee account). Under those circumstances, a stockholder’s broker may be authorized to vote for the stockholder on some routine items, but is prohibited from voting on other items. Those items for which a stockholder’s broker cannot vote result in broker “non-votes.”

Votes Required

Vote Required to Elect the Directors (Proposal 1)

The eight (8) nominees for director receiving the greatest number of votes, cast in person or by proxy by holders of our capital stock entitled to vote at the meeting, will be elected as directors.

Vote Required to Ratify the Appointment of Our Independent Registered Public Accountant (Proposal 2)

The affirmative vote of a majority of votes, cast in person or by proxy by holders of our capital stock entitled to vote at the meeting, is required to ratify the appointment of Deloitte & Touche as our independent registered public accountant for the year ending December 31, 2008.

Treatment of Abstentions, Not Voting and Incomplete Proxies

If a stockholder abstains from voting on Proposal 1, it will have no effect. If a stockholder abstains from voting on Proposal 2, it will have the same effect as a vote against the proposal. If a stockholder does not return a proxy card or does not submit a vote by Internet or telephone, it will have no effect on the vote for Proposals 1 and 2. If a proxy card is returned without indication as to how to vote, the stock represented by that proxy will be considered to be voted in favor of Proposals 1 and 2.

Voting of Proxies

Giving a proxy means that you authorize the persons named in the proxy card to vote your shares at the Annual Meeting in the manner directed by you. All shares voted via the Internet or by telephone by 11:59 p.m. Eastern Time on May 28, 2008 or represented by a properly executed proxy card received prior to the Annual Meeting (and not revoked) will be voted at the Annual Meeting in the manner specified by the holders thereof. You may vote by mail, via the Internet, by telephone, or in person at the Annual Meeting.

•	Mail. To vote by mail, complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

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Internet. To vote via the Internet, go to www.proxyvote.com. Follow the instructions for voting that appear on the website to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 28, 2008. You must have the Notice available to vote via the Internet. If you vote via the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder.

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Telephone. To vote by telephone, call 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 28, 2008. You must have the Notice available to vote by telephone.

The Internet and telephone voting procedures are designed to verify stockholders’ identities, allow stockholders to give voting instructions and confirm that their instructions have been recorded properly. Stockholders who vote by Internet or telephone need not return a proxy card by mail.

If you hold your shares in street name through a bank, broker or other intermediary, you are a “beneficial owner” of our common stock. In order to vote your shares, you must give voting instructions to your bank, broker or other intermediary who is the “nominee holder” of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of shares that are registered in the nominee’s name. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder.

Every stockholder’s vote is important. Accordingly, you should or provide your voting instructions to the Company by mail, telephone or the Internet or to your broker or other nominee, whether or not you plan to attend the Annual Meeting in person.

Revoking Your Proxy or Changing Your Vote

Whether stockholders submit their proxies by Internet, telephone or mail, a stockholder has the power to revoke his or her proxy or change his or her vote at any time prior to the date of the Annual Meeting. You can revoke your proxy or change your vote by:

•

sending either (i) a written notice of the revocation of your proxy or (ii) an executed proxy card bearing a date later than your original proxy by mail to our Secretary, Dean A. Manson, at 11717 Exploration Lane, Germantown, Maryland 20876 for receipt prior to the Annual Meeting;

•	submitting another proxy with a later date than your original proxy (either by Internet, telephone or mail); or

•	attending the Annual Meeting and voting in person, which will automatically cancel any proxy previously given.

Solicitation of Proxies

This solicitation is being made on behalf of our Board of Directors. We will pay the costs related to the printing and mailing of the Notice, this Proxy Statement and soliciting and obtaining the proxies, including the cost of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. We have retained Broadridge Financial Solutions, Inc. (“Broadridge”) to aid in the solicitation of proxies and to verify records relating to the solicitation. Broadbridge will receive a fee for its services of approximately $12,000 plus associated costs and expenses.

Attending the Meeting

Stockholders and persons holding proxies from stockholders may attend the Annual Meeting. Seating, however, is limited and will be available on a first-come, first-served basis. If you plan to attend the Annual Meeting, please bring valid photo identification and proof of ownership of your shares of our common stock to the Annual Meeting. Examples of acceptable proof of ownership include the Notice, a letter from your bank or broker stating that you owned shares of our capital stock as of the close of business on April 7, 2008 or a brokerage account statement indicating that you owned shares of our capital stock as of the close of business on April 7, 2008.

CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the National Association of Securities Dealers Automated Quotations System Global Select Market (NASDAQ). NASDAQ rules generally require that a majority of our directors and all of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be independent. We rely on the controlled company exception contained in NASDAQ Marketplace Rule 4350 for exemption from these independence requirements. Pursuant to NASDAQ Marketplace Rule 4350, a company of which more than 50% of the voting power is held by an individual, a group or another company is exempt from the requirements that its board of directors consist of a majority of independent directors and that the compensation committee and nominating committee of such company be comprised solely of independent directors. As of April 7, 2008, Apollo Investment Fund IV, L.P. and its affiliates (collectively, “Apollo”) had approximately 64.68% of the voting power of the Company, which qualifies the Company as a controlled company eligible for exemption under the rule.

In making its determination of independence, the Board of Directors considers certain categorical standards of independence as set forth in stock exchange corporate governance rules and all relevant facts and circumstances to ascertain whether there is any relationship between a director and the Company that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of the director. Under these standards and criteria, our Board of Directors has determined that O. Gene Gabbard, Lawrence Ruisi and Stephen Clark are independent as defined in applicable Securities and Exchange Commission (“SEC”) and NASDAQ rules and regulations and that each constitutes an “Independent Director” as defined in NASDAQ Marketplace Rule 4200.

Disclosure Committee

The current members of the Disclosure Committee include: Grant A. Barber, Executive Vice President and Chief Financial Officer; Dean A. Manson, Senior Vice President, General Counsel and Secretary; T. Paul Gaske, Executive Vice President-North American Division; Bahram Pourmand, Executive Vice President-International Division; Adrian Morris, Executive Vice President-Engineering; Thomas J. McElroy, Chief Accounting Officer; and Deepak V. Dutt, Vice President, Treasurer and Investor Relations Officer. The following officers of Hughes Network Systems, LLC (“HNS”), our wholly-owned subsidiary, also serve on the Disclosure Committee: Sandi Kerentoff, Senior Vice President, Human Resources and Administration; John McEwan, Senior Vice President-Operations; and Shane Shrader, Director of Internal Audit. The Disclosure Committee is governed by a written charter. Among its tasks, the Disclosure Committee discusses and reviews disclosure issues to reasonably ensure compliance by the Company with our Disclosure Control and Procedure Policy and the rules and regulations of the SEC regarding public disclosure and to provide complete and accurate disclosure to our stockholders and the public.

Code of Ethics

We have adopted a written code of ethics, the “Amended and Restated Code of Ethics for Chief Executive and Senior Financial Officers,” which is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller and other executive officers who perform similar functions (collectively, the “Selected Officers”). Our code of ethics is available on our website at www.hughes.com or you may request a free copy of our code of ethics from:

Hughes Communications, Inc.

11717 Exploration Lane

Germantown, MD 20876

Attn: Sandi Kerentoff

To date, there have been no waivers under our code of ethics. We intend to disclose any changes in or waivers from our code of ethics applicable to any Selected Officer by filing a Form 8-K.

Stockholder Communications with Directors

Any interested stockholder desiring to communicate with our non-management directors may contact them through our Secretary, Dean A. Manson, whose address is Hughes Communications, Inc. 11717 Exploration Lane, Germantown, Maryland 20876.

SECURITY OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of April 7, 2008 by (i) each person known to beneficially own more than 5% of our common stock; (ii) each current director and nominee for director; (iii) each of our named executive officers; and (iv) all of our directors and named executive officers as a group. No individual director, nominee for director or named executive officer owns more than 1% of the outstanding shares of our common stock. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the shares owned.

Title of Class	Name of Beneficial Owner	Number of Shares	Percentage of Class
Common Stock	Apollo Investment Fund IV, L.P.(1)(2) Two Manhattanville Road; Purchase, New York 10577	12,408,611	64.68%
Common Stock	Harbinger Capital Partners Master Fund I, Ltd.(3) c/o International Fund Services Third Floor Bishop Square Redmonds Hill; Dublin, Ireland L2	1,498,200	7.81%
Common Stock	Solus Alternative Asset Management LP(4) 430 Park Avenue; New York, NY 10022	1,750,500	9.12%
Common Stock	Pradman P. Kaul(5)	8,969	*
Common Stock	Grant A. Barber(6)	20,000	*
Common Stock	T. Paul Gaske(7)	9,351	*
Common Stock	Adrian Morris(8)	9,351	*
Common Stock	Bahram Pourmand(9)	9,351	*
Common Stock	Andrew D. Africk(10)	35,000	*
Common Stock	Stephen H. Clark(11)	15,330	*
Common Stock	O. Gene Gabbard(12)	10,000	*
Common Stock	Jeffrey A. Leddy(13)	150,000	*
Common Stock	Lawrence J. Ruisi(12)	10,000	*
Common Stock	Aaron J. Stone(14)	22,500	*
Common Stock	Michael D. Weiner(15)	22,500	*
Common Stock	Members of the board of directors and executive officers as a group (12 persons)(16)	322,352	1.68%

*	Indicates beneficial ownership of less than 1%.
(1)	Consists of 10,164,416 shares of common stock beneficially owned by Apollo Investment Fund IV, L.P., 417,834 shares of common stock beneficially owned by AP/RM Acquisition, LLC, 512,198 shares of stock beneficially owned by Apollo Overseas Partners IV, L.P., 527,730 shares of common stock beneficially owned by ST/RRRR LLC and 786,433 shares of common stock beneficially owned by AIF IV/RRRR LLC.
(2)	Andrew D. Africk and Aaron J. Stone, members of our Board of Directors and the Board of Managers of Hughes Network Systems, LLC and associated with Apollo Advisors IV, L.P., disclaim beneficial ownership of the 12,408,611 shares of our common stock that are beneficially owned by Apollo.
(3)	Based on the Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) on February 14, 2008 by Harbinger Capital Partners Master Fund I, Ltd. Consists of 1,498,200 shares of our common stock owned by Harbinger Capital Partners Master Fund I, Ltd., which may be deemed to share beneficial ownership with Harbinger Capital Partners Offshore Manager, L.L.C., HMC Investors, L.L.C., Harbert Management Corporation, Philip Falcone, Raymond J. Harbert and Michael D. Luce.
(4)	Based on Schedule 13G filed with the SEC on February 14, 2007 by Solus Alternative Asset Management LP.
(5)	Consists of shares of restricted stock granted under our 2006 Equity and Incentive Plan (the “Plan”). Mr. Kaul also owns 1,500 HNS Class B membership interests, which are subject to time or performance vesting requirements as set forth in his employment agreement with us.
(6)	Consists of 20,000 shares of common stock received by Mr. Barber upon the exercise of options granted under the Plan. Mr. Barber also owns 500 HNS Class B membership interests, which are subject to time or performance vesting requirements as set forth in his employment agreement with us.

(7)	Consists of shares of restricted stock granted under the Plan. Mr. Gaske also owns 650 HNS Class B membership interests, which are subject to time or performance vesting requirements as set forth in his employment agreement with us.
(8)	Consists of shares of restricted stock granted under the Plan. Mr. Morris also owns 500 HNS Class B membership interests, which are subject to time or performance vesting requirements as set forth in his employment agreement with us.
(9)	Consists of shares of restricted stock granted under the Plan. Mr. Pourmand also owns 500 HNS Class B membership interests, which are subject to time or performance vesting requirements as set forth in his employment agreement with us.
(10)	Andrew Africk is a principal of Apollo Advisors IV, L.P., which together with an affiliated investment manager, serves as the manager of Apollo. Mr. Africk disclaims beneficial ownership of the 12,408,611 shares of our common stock that are beneficially owned by Apollo. Includes options to purchase 3,750 shares of our common stock, which are currently exercisable, and 10,000 shares of restricted stock granted under the our 2006 Equity and Incentive Plan.
(11)	Includes 10,000 shares of restricted stock granted under the Plan.
(12)	Consists of 10,000 shares of restricted stock granted under the Plan.
(13)	Includes options to purchase 20,000 shares of our common stock, which are currently exercisable. Mr. Leddy also owns 600 HNS Class B membership interests, which are subject to time or performance vesting requirements as set forth in a restricted unit purchase agreement between Mr. Leddy and HNS.
(14)	Aaron Stone is a partner of Apollo Advisors IV, L.P., which together with an affiliated investment manager, serves as the manager of Apollo. Mr. Stone disclaims beneficial ownership of the 12,408,611 shares of our common stock that are beneficially owned by Apollo. Includes options to purchase 12,500 shares of our common stock, which are currently exercisable, and 10,000 shares of restricted stock granted under the Plan.
(15)	Includes 10,000 shares of restricted stock granted under the Plan and options to purchase 12,500 shares of our common stock which are currently exercisable.
(16)	Messrs. Africk and Stone, members of our Board of Directors and HNS’ Board of Managers and associated with Apollo Advisors IV, L.P., disclaim beneficial ownership of the 12,408,611 shares of our common stock that are beneficially owned by Apollo. See footnote numbers 1, 2, 10 and 14 above. Includes options to purchase an aggregate of 48,750 shares of our common stock that are currently exercisable.

The Company owns 100% of the Class A, or voting, membership interests of HNS. Certain of our directors, nominees for director and executive officers own Class B, or non-voting, membership interests in HNS. The following table sets forth information regarding the beneficial ownership of HNS’ Class B membership interests as of April 7, 2008 by: (i) each current director and nominee for director; (ii) each of our named executive officers; and (iii) all of our directors and named executive officers as a group. Except as otherwise indicated, each individual named has sole investment power with respect to the shares owned.

Title of Class	Name of Beneficial owner	Number of Units(1)	Percentage of class
HNS Class B membership interests	Pradman P. Kaul	1,500	32.26%
HNS Class B membership interests	Grant A. Barber	500	10.75%
HNS Class B membership interests	T. Paul Gaske	650	13.98%
HNS Class B membership interests	Adrian Morris	500	10.75%
HNS Class B membership interests	Bahram Pourmand	500	10.75%
HNS Class B membership interests	Jeffrey A. Leddy	600	12.90%

	Members of the board of directors and executive officers as a group (6 persons)	4,250	91.39%

(1)	HNS Class B membership interests are subject to time or performance vesting requirements as set forth in the beneficial owner’s employment agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of the forms.

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, none of our directors or executive officers failed to file on a timely basis any Form 3, 4 or 5 with the SEC in 2007.

PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors determines the number of directors that serve on our Board of Directors, which under our Bylaws must consist of not less than one (1) and not more than nine (9) members. The Board of Directors has currently fixed the number at eight (8) members.

Each of the eight (8) nominees, if elected, will serve one year until the Company’s 2009 Annual Meeting of Stockholders and until a successor has been elected and qualified. Each nominee was recommended by the Board of Directors and has consented to be named and to continue to serve if elected. If any of the nominees becomes unavailable for election for any reason, the proxies will be voted for the other nominees and for any substitutes.

Nominees for Director

Name	Principal Occupations
Pradman P. Kaul Director, Chief Executive Officer and President Age: 61	Mr. Kaul has been a director as well as our Chief Executive Officer and President since February 3, 2006, and has been HNS’ Chief Executive Officer and President since 2000. Mr. Kaul was appointed to HNS’ Board of Managers on April 22, 2005, and serves as its Chairman. Previously, Mr. Kaul served as President and Chief Operating Officer, Executive Vice President, and Director of Engineering of HNS. Before joining HNS in 1973, Mr. Kaul worked at COMSAT Laboratories in Clarksburg, Maryland. Mr. Kaul received a Bachelor of Science degree in Electrical Engineering from The George Washington University and a Master of Science degree in Electrical Engineering from the University of California at Berkeley. He holds numerous patents and has published articles and papers on a variety of technical topics concerning satellite communications. Mr. Kaul is a member of the National Academy of Engineering and serves on the Board of Directors of Primus Telecommunications.

Andrew D. Africk Director Age: 41	Mr. Africk has been a director since December 2, 2005. Mr. Africk is a senior partner of Apollo Advisors, L.P., which, together with its affiliates, acts as managing general partner of the Apollo Investment Funds, a series of private securities investment funds, where he has worked since 1992. Mr. Africk serves on the boards of directors of Hughes Telematics, Inc., SkyTerra Communications, Inc., SOURCECORP, Incorporated, and Mobile Satellite Ventures LP. Mr. Africk also serves as the chairman of our Nominating and Corporate Governance Committee and our Compensation Committee and serves on HNS’ Board of Managers.

Stephen H. Clark Director Age: 63	Mr. Clark has been a director since March 7, 2006. Mr. Clark is a private investor who has more than 30 years of general management experience in the communications, technology and manufacturing sectors. In 1997, he founded SpectraSite Communications, Inc., a wireless communications tower operator based in Cary, North Carolina with a nationwide portfolio of 8,000 towers. He served as Chief Executive Officer, President, and Chairman of the board of directors of SpectraSite Communications until August, 2005 when the company was sold to American Tower Corporation. Mr. Clark serves on our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Jeffrey A. Leddy Director Age: 52	Mr. Leddy has been a director since our formation on June 23, 2005. Mr. Leddy was our President from our formation in June 2005 until February 2006 and our Chief Executive Officer from November 2005 until February 2006. Mr. Leddy currently serves on the board of directors and is the Chief Executive Officer of Hughes Telematics, Inc. He previously served as the Chief Executive Officer and President of SkyTerra Communications, Inc. from April 2003 to December 2006,

Name	Principal Occupations
having served as its President and Chief Operating Officer since October 2002 and its Senior Vice President of Operations since June 2002. From September 1980 to December 2001, Mr. Leddy worked for EMS Technologies, most recently as a Vice President. Mr. Leddy serves on the boards of directors of SkyTerra Communications, Inc., Mobile Satellite Ventures, LP, and Hughes Systique Corporation. Mr. Leddy serves on HNS’ Board of Managers.

Aaron J. Stone Director Age: 35	Mr. Stone has been a director since December 2, 2005. Mr. Stone is a senior partner of Apollo Advisors, L.P., which, together with its affiliates, acts as managing general partner of the Apollo Investment Funds, a series of private securities investment funds, where he has worked since 1997. Mr. Stone also serves on the board of directors of AMC Entertainment Inc., Connections Academy, LLC, Mobile Satellite Ventures, LP and SkyTerra Communications, Inc. Mr. Stone also serves on HNS’ Board of Managers. Mr. Stone serves on our Compensation Committee and Nominating and Corporate Governance Committee.

Michael Weiner Director Age: 55	Mr. Weiner has been a director since December 2, 2005. Mr. Weiner has been Chief Legal Officer and General Counsel of Ares Management LLC since September 2006. Previously, Mr. Weiner was employed with Apollo Advisors, L.P. and Apollo Real Estate Advisors and served as general counsel of the Apollo organization from 1992 to August 2006. Prior to joining Apollo, Mr. Weiner was a partner in the law firm of Morgan, Lewis & Bockius specializing in securities law, public and private financings, and corporate and commercial transactions. Mr. Weiner serves on the board of directors of SkyTerra Communications, Inc.

O. Gene Gabbard Director Age: 67	Mr. Gabbard has been a director since June 16, 2006. He is a private investor who has more than 25 years of general management experience in the telecommunications and technology sectors. Mr. Gabbard is a member of the board of directors of COLT Telecom, SA, Luxembourg, a pan-European provider of business communications services. He is also a member of the board of directors of Knology, Inc. and Trillion Partners. From August 1990 to January 1993, Mr. Gabbard was Executive Vice President and Chief Financial Officer of MCI Communications Corporation. Mr. Gabbard serves on our Audit Committee.

Lawrence Ruisi Director Age: 59	Mr. Ruisi has been a director since June 16, 2006. He is a private investor/consultant and also serves on the Board of Governors of Sound Shore Medical Center where he was Chairman from 2002 to 2006. He also serves on the boards of directors of UST Inc. (NYSE: UST), a packaged goods Company, and Innkeepers USA, a privately held hotel real estate investment trust. Mr. Ruisi has over 20 years of experience in the entertainment industry in which he held various senior executive positions. He was President and Chief Executive Officer of Loews Cineplex Entertainment from 1998 to 2002, Executive Vice President of Sony Pictures Entertainment from 1991 to 1998, Senior Vice President of Columbia Pictures Entertainment from 1987 to 1990 and Senior Vice President Finance and Vice President and Controller of Tri-Star Pictures from 1983 to 1987. Mr. Ruisi started his career in public accounting and worked for Price Waterhouse & Co. from 1970 to 1983. Mr. Ruisi serves as the chairman of our Audit Committee.

The Board of Directors recommends a vote FOR the election of each of the nominees.

Composition of the Board of Directors

Our Board of Directors currently consists of eight (8) members. We currently do not have a chairman. Our Board of Directors is elected annually, and each director holds office for a one-year term.

Board of Directors and Board of Directors Committee Meetings; Annual Meeting Attendance

During 2007, our Board of Directors held four regular meetings and two special meetings. The Board of Directors has the authority to appoint committees to perform certain management and administration functions. Our Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. All directors, with the exception of Mr. Gabbard, attended at least 75% of the meetings of the Board of Directors during 2007. All directors attended at least 75% of the meetings of the board committees on which they served during 2007.

The Company does not have a policy regarding board members’ attendance at the Company’s Annual Meeting of Stockholders; however, directors are invited to attend the meetings. One member of the Board of Directors, Pradman Kaul, attended the Company’s 2007 Annual Meeting of Stockholders.

Audit Committee

The Audit Committee selects, on behalf of our Board of Directors, an independent public accounting firm to be engaged to audit our financial statements, discusses with the independent auditors their independence, reviews and discusses the audited consolidated financial statements with the independent auditors and management and recommends to our Board of Directors whether the audited consolidated financial statements should be included in our Annual Reports on Form 10-K to be filed with the SEC. The Audit Committee is governed by a written charter approved by our Board of Directors which is available on the Investor Relations page of our website at www.hughes.com. The members of our Audit Committee are Messrs. Ruisi, Gabbard and Clark. Mr. Ruisi serves as chairman of the Audit Committee. Our Board of Directors has determined that each member of the Audit Committee is an independent director and that Mr. Ruisi is an “audit committee financial expert” under the requirements of NASDAQ and the SEC. During 2007, the Audit Committee held eight meetings.

Compensation Committee

The Compensation Committee reviews and either approves, on behalf of the Board of Directors, or recommends to the Board of Directors for approval (i) the annual salaries and other compensation of our executive officers and (ii) individual stock and stock option grants for our executive officers. The Compensation Committee also provides assistance and recommendations with respect to our compensation policies and practices and assists with the administration of our compensation plans. The members of our Compensation Committee are Messrs. Africk, Stone and Clark. Mr. Africk serves as the chairman of the Compensation Committee. The Compensation Committee operates under a written charter adopted by our Board of Directors which is available on the Investor Relations page of our website at www.hughes.com. During 2007, the Compensation Committee held two meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee: (i) assists the Board of Directors in identifying individuals qualified to serve as members of the Board of Directors; (ii) develops and recommends to the Board of Directors a set of corporate governance principles for the Company; and (iii) oversees the evaluation of the Board of Directors. The members of the Nominating and Corporate Governance Committee are Messrs. Africk, Stone and Clark. Mr. Africk serves as the chairman of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board of Directors which is available on the Investor Relations page of our website at www.hughes.com. During 2007, the Nominating and Corporate Governance Committee held one meeting.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating all nominees for director. Candidates may come to the attention of the committee through current directors, members of management, stockholders and other persons. The committee, to date, has not engaged a professional search firm. Candidates for director are evaluated at meetings of the committee. Nominees for director are selected on the basis of, among other criteria, experience, knowledge, skills, expertise, integrity, understanding and familiarity with our business, products or markets or similar business products or markets, and willingness to devote adequate time and effort to board responsibilities. The committee may establish additional criteria and is responsible for assessing the appropriate balance of criteria required of directors. All nominees are evaluated by the committee using the same criteria notwithstanding whether the nominee was recommended by a stockholder or otherwise.

Compensation of Directors

Each of our non-employee directors receives an annual retainer for service on our Board of Directors, along with expenses incurred in connection with attending each meeting. Three members of our Board of Directors, Messrs. Africk, Leddy and Stone, serve on the HNS Board of Managers but receive no compensation for doing so. Mr. Kaul serves on the Board of Directors of the Company and the Board of Managers of HNS and receives no compensation for doing so. The following table sets forth a summary of the compensation we paid to our non-employee directors for the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(8)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Aaron J. Stone(1)	$20,000	$86,667	-	-	-	-	$106,667
Andrew D. Africk(2)	20,000	86,667	-	-	-	-	106,667
Jeffrey A. Leddy(3)	20,000	-	-	-	-	-	20,000
Lawrence J. Ruisi(4)	20,000	112,500	-	-	-	-	132,500
Michael D. Weiner(5)	20,000	86,667	-	-	-	-	106,667
O. Gene Gabbard(6)	20,000	112,500	-	-	-	-	132,500
Stephen H. Clark(7)	20,000	111,667	-	-	-	-	131,667

(1)	Mr. Stone became a member of our Board of Directors on December 2, 2005. His compensation is $5,000 per quarter. Mr. Stone received a restricted stock award on February 21, 2006 for 10,000 shares. This award vests over three years: 33.34% on February 21, 2007, 33.33% on February 21, 2008 and 33.33% on February 21, 2009. The grant date fair market value was $26.00/share, or $260,000 for the total award.
(2)	Mr. Africk became a member of our Board of Directors on December 2, 2005. His compensation is $5,000 per quarter. Mr. Africk received a restricted stock award on February 21, 2006 for 10,000 shares. This award vests over three years: 33.34% on February 21, 2007, 33.33% on February 21, 2008 and 33.33% on February 21, 2009. The grant date fair market value was $26.00/share, or $260,000 for the total award.
(3)	Mr. Leddy became a member of our Board of Directors on June 23, 2005. His compensation is $5,000 per quarter.
(4)	Mr. Ruisi became a member of our Board of Directors on June 16, 2006. His compensation is $5,000 per quarter. Mr. Ruisi was also reimbursed $5,590 in expenses incurred by him in connection with attending Board meetings. Mr. Ruisi received a restricted stock award on June 16, 2006 for 10,000 shares. This award vests over three years: 33.34% on June 16, 2007, 33.33% on June 16, 2008 and 33.33% on June 16, 2009. The grant date fair market value was $33.75/share, or $337,500 for the total award.
(5)	Mr. Weiner became a member of our Board of Directors on December 2, 2005. His compensation is $5,000 per quarter. Mr. Weiner was also reimbursed $2,357 in expenses incurred by him in connection with attending Board meetings. Mr. Weiner received a restricted stock award on February 21, 2006 for 10,000 shares. This award vests over three years: 33.34% on February 21, 2007, 33.33% on February 21, 2008 and 33.33% on February 21, 2009. The grant date fair market value was $26.00/share, or $260,000 for the total award.

(6)	Mr. Gabbard became a member of our Board of Directors on June 16, 2006. His compensation is $5,000 per quarter. Mr. Gabbard was also reimbursed $2,368 in expenses incurred by him in connection with attending Board meetings. Mr. Gabbard received a restricted stock award on June 16, 2006 for 10,000 shares. This award vests over three years: 33.34% on June 16, 2007, 33.33% on June 16, 2008 and 33.33% on June 16, 2009. The grant date fair market value was $33.75/share, or $337,500 for the total award.
(7)	Mr. Clark became a member of our Board of Directors on March 7, 2006. His compensation is $5,000 per quarter. Mr. Clark was also reimbursed $1,701 in expenses incurred by him in connection with attending Board meetings. Mr. Clark received a restricted stock award on March 7, 2006 for 10,000 shares. This award vests over three years: 33.34% on March 7, 2007, 33.33% on March 7, 2008 and 33.33% on March 7, 2009. The grant date fair market value was $33.50/share, or $335,000 for the total award
(8)	Constitutes the amount included in our share-based compensation for 2007 expense for awards granted in 2006.

INFORMATION CONCERNING OUR EXECUTIVE OFFICERS

Information concerning Pradman P. Kaul, Chief Executive Officer, President and director, is set forth above under “Proposal 1. Election of Directors—Nominees for Director.”

Name	Principal Occupations
Grant A. Barber Executive Vice President and Chief Financial Officer Age: 48	Mr. Barber has been our Executive Vice President and Chief Financial Officer since February 2006 and has served as the Executive Vice President and Chief Financial Officer of HNS since January 2006. From 2003 to 2006, Mr. Barber served first as Controller and then Executive Vice President and Chief Financial Officer for Acterna, Inc., a global manufacturer of test and measurement equipment for the Telco and Cable markets located in Germantown, Maryland. From 1984 through 2002, Mr. Barber served in various senior financial positions with Nortel Networks in the United States, Canada, France and England. Mr. Barber received his Bachelor degree in Business Administration from Wilfrid Laurier University and is a Canadian chartered accountant.

T. Paul Gaske Executive Vice President, North American Division Age: 54	Mr. Gaske has been our Executive Vice President, North American Division since February 2006 and has also served as HNS’ Executive Vice President, North American Division since 1999. Mr. Gaske joined HNS in 1977. Mr. Gaske has held a variety of engineering, marketing, and business management positions throughout his career. Mr. Gaske holds a Bachelor of Science degree in Electrical Engineering from the University of Maryland and a Master of Science degree in Computer Science from Johns Hopkins University in Baltimore, Maryland. He is a member of the Institute of Electrical and Electronics Engineering (IEEE), a published author on satellite networking technologies and markets and the holder of numerous patents in satellite communications and broadband networking.

Bahram Pourmand Executive Vice President, International Division Age: 61	Mr. Pourmand has been our Executive Vice President, International Division since February 2006 and has served as Executive Vice President, International Division of HNS since 1993. Mr. Pourmand joined HNS in 1979 and is currently responsible for all aspects of HNS’ international operations, including oversight of profit and loss, marketing, product development and strategic direction for HNS’ global activities. He is also a member of HNS’ Executive Committee which oversees the overall management of HNS. Prior to joining HNS, Mr. Pourmand was a director with Rockwell International in Dallas, Texas. Mr. Pourmand has a Bachelor of Science degree in Electrical Engineering from Texas Tech University and a Master of Science degree in Electrical Engineering from Southern Methodist University.

Adrian Morris Executive Vice President, Engineering Age: 53	Mr. Morris has been our and HNS’ Executive Vice President, Engineering since February 2006. Prior to that, Mr. Morris had been Senior Vice President of Engineering of HNS since 1996. His career began with HNS in 1982 as a hardware design engineer and he has held a variety of technical and management positions

Name	Principal Occupations
throughout his career. Mr. Morris received a Bachelor of Science degree from Trinity College Dublin and a Master of Science degree in Digital Techniques from Heriot Watt University, Edinburgh. Prior to joining HNS, he worked for Ferranti Electronics and Electro Optics Division for 4 1/2 years. Mr. Morris is a co-inventor for a number of patents in digital communications and has authored several published papers. He is also a member of the IEEE.

Dean A. Manson Senior Vice President, General Counsel and Secretary Age: 41	Mr. Manson has been our and HNS’ Senior Vice President, General Counsel and Secretary since August 2007, prior to which he was our Vice President, General Counsel and Secretary since February 3, 2006 and HNS’ Vice President, General Counsel and Secretary since November 2004. Mr. Manson also serves as a director or officer for several of our subsidiaries. Mr. Manson joined HNS in June 2000 as Assistant Vice President, Legal and became HNS’ Assistant Vice President and Associate General Counsel in 2001. Prior to joining HNS, Mr. Manson had been an associate at the law firm of Milbank, Tweed, Hadley & McCloy LLP since September 1993. Mr. Manson earned a Bachelor of Science degree in Engineering from Princeton University and a certificate from Princeton’s Woodrow Wilson School of Public and International Affairs. He received a Juris Doctorate degree from Columbia University School of Law.

Thomas J. McElroy Chief Accounting Officer Age: 52	Mr. McElroy has been our Chief Accounting Officer since February 2006. In August 2007, he was appointed Senior Vice President and Controller of HNS and is responsible for all financial accounting and reporting matters for HNS and its global consolidated operations. From June 2006 to September 2007 he was HNS’ Vice President and Controller. Prior to joining HNS in January 1988 as a Director of Finance, Mr. McElroy was a senior manager in the audit group for PriceWaterhouse in Washington, D.C. from 1977 to 1988. He received his Bachelor of Science degree in Accounting from St. Francis University.

Deepak V. Dutt Vice President, Treasurer and Investor Relations Officer Age: 63	Mr. Dutt has been our Vice President, Treasurer and Investor Relations officer since March 2007. Mr. Dutt has served as Vice President and Treasurer of HNS since January 2001 and as HNS’ Investment Relations Officer since February 2008. Mr. Dutt joined HNS in July 1993 and has held various positions in finance since then, including corporate planning, international finance, treasury and an international assignment as Chief Financial Officer of a subsidiary of the Company where he played a lead role in its start-up and in taking it public. Prior to joining our Company, Mr. Dutt served in various positions in the U.S. and overseas at IBM Corporation in sales, marketing and finance. He received a Bachelor of Science degree in Engineering from the University of Poona, India.

Cleo V. Belmonte Assistant Secretary Age: 30	Ms. Belmonte has been our Assistant Secretary since March 2007. Ms. Belmonte joined HNS in January 2007 as Senior Counsel, Securities. Prior to joining HNS, from 2002 to 2006, Ms. Belmonte was an associate with the law firms of Pillsbury Winthrop Shaw Pittman LLP and Patton Boggs LLP where she practiced securities and general corporate law. Ms. Belmonte received Bachelor of Science degrees in Multinational Business Operations, Marketing and Business Management from Florida State University. Ms. Belmonte received a Juris Doctorate degree from the Georgetown University Law Center.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of our Board of Directors, which we refer to as the Compensation Committee, is responsible for establishing, implementing and continually monitoring the Company’s executive compensation program, including the compensation of our Chief Executive Officer (Pradman Kaul), Chief Financial Officer (Grant Barber), and our three other most highly compensated executive officers (Paul Gaske, Bahram Pourmand and Adrian Morris). We refer to these executives as our named executive officers elsewhere in this Proxy Statement. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to other officers of the Company. All of our named executive officers are officers and employees of the Company and also provide services to Hughes Network Systems, LLC (“HNS”), our wholly owned subsidiary. All Compensation earned by our named executive officers is paid by the Company, which in turn bills HNS for 98% of the base salaries and all other compensation of our named executive officers plus a 2% service fee. The remaining 2% of the base salaries and other compensation paid to our named executive officers is expensed by and for services to the Company.

Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to closely align the compensation paid to executive officers, including our named executive officers, with the short-term and long-term performance of the Company and to allow the Company to attract, retain and motivate key executives with talent critical to drive long-term success and create stockholder value. The Compensation Committee seeks to achieve this objective by linking a substantial portion of the executive’s total compensation to the achievement of the Company’s financial and operational goals. Our executive compensation program is designed to provide for both guaranteed and incentive compensation based on the Company’s performance, to motivate our executives to achieve the business goals set by the Company and to reward the executives for achieving these goals. Guaranteed compensation consists primarily of base salary. Incentive compensation consists of annual performance bonuses and equity compensation.

Our Compensation Committee evaluates individual and the Company’s performance with a goal of setting compensation at levels that the Compensation Committee believes are comparable with executives in companies of similar size and industry. Our Compensation Committee believes that base salaries should be competitive to attract and retain qualified executive officers, that executive officers should be provided with stock ownership opportunities to align their interests with those of the Company’s stockholders and that incentive compensation should be based primarily on the accomplishment of the Company’s performance goals in the interest of building a cohesive management team. We believe that our executive compensation program provides an overall level of target compensation and compensation opportunity that is competitive within our industry for companies of a similar size to the Company.

Elements of Compensation

Our executive compensation program consists of the following key elements:

•	base salary

•	annual performance bonuses

•	equity compensation

Our executive officers also participate in the Company’s and HNS’ other benefit plans on the same terms as other employees and receive other perquisites and personal benefits. See “Summary Compensation Table—Perquisites and Other Compensation.” Our benefit plans include medical and dental coverage, long and short term disability coverage and basic life insurance equal to two times annual base salary. In addition, Pradman

Kaul, our Chief Executive Officer, receives enhanced medical coverage for which he has no premium payment and no co-payments. This benefit was in place prior to the assumption of his employment agreement by the Company and the Company has agreed to continue to provide this benefit.

Base Salary—Base salaries for our named executive officers are established at the beginning of the term of each executive’s employment agreement based on the executive’s responsibilities and a comparison to competitive market levels for the executive’s job function. The Company periodically utilizes an independent compensation consultant to survey the marketplace to determine comparable base salary levels at the peer group companies identified by the Company. See “—Targeted Compensation” for a list of peer group companies. The Human Resources department of the Company selects the consultant based on their expertise in executive compensation in our industry and the requirement that the consultant is not being utilized in any other capacity by the Company. The base salaries of our named executive officers are reviewed on an annual basis by the Compensation Committee and at the time of a promotion or a significant change in responsibility. Factors considered for salary increases, although informally applied, are individual and corporate performance, individual level of responsibility, inflation, and contributions to the Company’s overall success. Based of these factors, the Compensation Committee granted salary increases for 2007 equal to a percentage of each named executive officer’s 2006 base salary as follows: 5% for each of Pradman Kaul and Paul Gaske, 4% for each of Grant Barber and Adrian Morris and 3% for Bahram Pourmand. For 2007, the Compensation Committee determined that varying levels of responsibility among the named executive officers warranted different base salary increases. For 2008, the Compensation Committee granted each of our named executive officers a base salary increase equal to 5% of his 2007 base salary.

Annual Performance Bonuses—Our Annual Incentive Plan (the “AIP”) is an annual performance bonus program adopted by the Compensation Committee under our 2006 Equity and Incentive Plan. The AIP is designed to provide cash awards to our executive officers for achieving the Company’s financial and operational goals. The Compensation Committee believes that as an executive’s level of seniority and responsibility within the Company increases, a greater percentage of the executive’s compensation should be tied to the Company’s performance. Our named executive officers and other officers of the Company and HNS participate in the AIP. Annual performance bonuses awarded under the AIP are reviewed and approved by the Compensation Committee and are paid in cash in a lump sum in the first quarter following the completion of each fiscal year. Annual performance bonuses for 2007 were awarded to all of our named executive officers. Pursuant to his employment agreement and the AIP, each executive officer is eligible to receive an annual performance bonus up to an amount equal to a specified percentage of the executive’s annual base salary, which we refer to as the executive’s bonus target. For 2007, as specified by the executive’s employment agreement and based on seniority and level of responsibility, the bonus targets for each of our named executive officers were 75% for Pradman Kaul, 60% for Paul Gaske, 50% for Grant Barber, 51% for Adrian Morris, and 53% for Bahram Pourmand.

The Compensation Committee annually determines a bonus pool for the year based on each executive’s target bonus amount and competitive market levels among the Company’s peer group and makes awards under the AIP based on the level to which the Company’s performance targets that are set by the Compensation Committee are met. The Compensation Committee may increase the annual performance bonus paid to the executive up to an additional 50% of the executive’s target bonus amount if the Company’s performance targets are exceeded. The performance targets to be used are established at the beginning of each fiscal year. For 2007, the performance target components were HNS’ revenue, EBITDA and cash balance (which we refer to as the Company Performance Targets) and a subjective factor to be determined by the Compensation Committee. If HNS achieves the annual budgeted amount for each of the Company Performance Targets, the Compensation Committee will award 100% of the bonus pool to the executives that participate in the AIP, with revenue, EBITDA, cash balance and the subjective factor (based on overall Company performance) weighted at 30%, 40%, 15%, and 15%, respectively. If any of the Company Performance Targets fall below 90% of the budgeted amount, no weight will be awarded for that target. The Company is unable to disclose the specific thresholds for the Company Performance Targets because such information constitutes confidential and sensitive commercial and financial information. We are not in the practice of providing financial guidance relative to the Company

Performance Targets and as a result, we believe that the disclosure of our specific Company Performance Targets would cause us competitive harm. We believe that the Company Performance Targets required to earn a bonus were considered challenging when established by the Compensation Committee and are intended to focus an executive’s attention on key accomplishments within the Company that will enhance the long term value of the Company. The Company’s Performance Targets are set with a reasonable level of difficulty that requires the Company and our executive officers to perform at a high level in order to meet the goals and the likelihood of attaining these goals is not assured. The goals take into consideration various factors associated with the growth, profitability and new business initiatives.

For 2007, the Compensation Committee awarded the following target percentages of each named executive officer’s 2007 base salary under the AIP: 75% to Pradman Kaul, 55% to Grant Barber, 60% to Paul Gaske, 53% to Bahram Pourmand and 61% to Adrian Morris. The actual 2007 AIP amounts awarded to each of our named executive officers are shown in the Summary Compensation Table. The following table sets forth the percentage of the bonus pool that the Compensation Committee could award based on the targets established by the Compensation Committee for 2007 AIP awards:

	Percentage of Budget Amount Achieved
	90%	95%	100%	110%
Revenue	12%	21%	30%	45%
EBITDA(1)	0%	30%	40%	60%
Cash balance	9%	12%	15%	22.5%
Subjective	0%	8%	15%	22.5%

Total	21%	71%	100%	150%

(1)	EBITDA is defined as earnings (losses) before interest, income taxes, depreciation, amortization, and equity incentive plan compensation.

Equity Compensation—Our equity compensation is entirely incentive based compensation and is designed to serve as a retention tool and to provide a long-term incentive to employees directly related to the success of the Company. Our named executive officers are eligible to participate in our 2006 Equity and Incentive Plan which provides for equity awards including restricted stock, stock options, stock appreciation rights and other equity based awards. Each named executive officer is reviewed annually by the Compensation Committee to determine if an equity award is appropriate and the level of any such award, however, the Compensation Committee does not anticipate making awards of equity compensation each year.

In addition to equity compensation that may be granted under the 2006 Equity and Incentive Plan, pursuant to their employment agreements, each of our named executive officers was granted awards of HNS Class B membership interests. Each of Messrs. Kaul, Gaske, Pourmand and Morris were granted Class B membership interests upon the original execution of their employment agreements with HNS in 2005 and Mr. Barber was granted Class B membership interests upon the execution of his employment agreement with the Company in 2006.

The Compensation Committee determined that the outstanding awards of HNS’ Class B membership interests and the awards granted in 2006 under the HCI 2006 Equity and Incentive Plan were sufficient to retain and incentivize our named executive officers and no additional equity compensation was granted to our named executive officers in 2007.

Common Stock Ownership Guidelines

We believe that broad-based share ownership by our employees, including our named executive officers, is the most effective method to deliver superior stockholder returns by increasing the alignment between the interests of our employees and our stockholders. We do not, however, have a formal requirement for share ownership by any group of employees.

Section 162(m)

Under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as interpreted by IRS Notice 2007-49, a public company generally may not deduct compensation in excess of $1.0 million paid to its chief executive officer and the three most highly compensated executive officers (other than the chief executive officer and the chief financial officer). Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met.

Our Compensation Committee generally structures our and HNS’ compensation programs, where feasible, to minimize or eliminate the impact of the limitations of Section 162(m) of the Code. However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Code when it believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance. With respect to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, no payment may be made under our compensation program prior to certification by the Compensation Committee that the applicable performance goals have been attained. The Company believes that the compensation paid under our compensation program in 2007 is fully deductible for federal income tax purposes.

Targeted Compensation

Target total compensation for each named executive officer is established by the Compensation Committee primarily based on peer group data. Members of management do not play a role in establishing the target compensation for our named executive officers; however, management recommends to the Compensation Committee the Company Performance Targets that are used to determine the annual performance bonus payments under the AIP. The Compensation Committee, may, in its discretion, use or modify the Company Performance Targets recommended by management. In 2005, we engaged Towers Perrin, an outside global professional services consulting firm, to conduct a compensation study to assist us in establishing appropriate targets for base salary and total compensation for all levels of employees within the Company. In 2006, we engaged Towers Perrin to update the senior management section of the study, covering our named executive officers. In connection with updating the study, Towers Perrin surveyed ten companies of similar size and industry to the Company, including American Tower, Earthlink, Gemstar International, Loral Space & Communications, MediaCom Communications, Primus Telecommunications, RCN Holdings, Time Warner Telecom, Viasat and XO Holdings, to develop a peer group and create an analysis of the three key elements of our executive compensation program. In 2007, the Company utilized Equilar, a market leader for benchmarking executive and director compensation, to create reports showing the percentile position of each of our named executive officers compared to the selected peer group for base salary, total cash compensation and total direct compensation. Equilar is an on-line tool used by consultants and companies to obtain competitive information from proxy data. The peer group used for the Equilar benchmarking tool included the peer group companies used by Towers Perrin in addition to CenturyTel, Citizens Communications, Global Crossing, Savvis, and Suncom Wireless Holdings. Together with management, the Human Resources Department of the Company selected the peer groups used by Towers Perrin and the Equilar benchmarking tool. The peer groups consist of companies against which management and the Compensation Committee believes the Company competes for executive talent and stockholder investment. In making compensation decisions, the Compensation Committee reviews the reports generated by Towers Perrin and Equilar and compares each element of total compensation against the peer group companies with the goal of setting total compensation for our named executive officers at levels similar to that of the peer group companies. The Equilar report showed the following results when The Company was compared to the peer group companies:

Position	Executive	Officer Comparison	HCI Compared to Competitive Market – Proxy Data
			Base Salary Percentile	Total Cash Compensation Percentile	Total Direct Compensation Percentile(1)
President and Chief Executive Officer	Pradman Kaul	CEO	35th	24th	54th
Executive Vice President	T. Paul Gaske	2nd highest paid	22nd	24th	41st
Chief Financial Officer	Grant A. Barber	CFO	58th	56th	50th
Executive Vice President	Bahram Pourmand	4th highest paid	84th	81st	78th
Executive Vice President	Adrian Morris	5th highest paid	60th	62nd	79th

(1)	Includes intrinsic annualized value of each named executive officers’ interest in the Company through their HNS Class B membership interests. Also includes all compensation received by the executive, including awards under the 2006 Equity and Incentive Plan, averaged over the vesting period.

The Compensation Committee believes that as an executive’s level of seniority and responsibility within the Company increases, a greater percentage of the executive’s compensation should be tied to the Company’s performance. Accordingly, the Compensation Committee set total compensation targets for 2007 as the following:

	Base Salary as a % of Total Compensation	Bonus Target as a % of Total Compensation	Equity Target as a % of Total Compensation(1)
Chief Executive Officer	23%	17%	60%
Chief Financial Officer – Executive Vice President	30%	17%	53%
Executive Vice Presidents	30%	17%	53%

(1)	Includes intrinsic annualized value of each named executive officers interest in the Company through their HNS Class B membership interests. Also includes all compensation received by the executive, including awards under the 2006 Equity and Incentive Plan, averaged over the vesting period.

Termination and Change of Control Benefits

The Compensation Committee has determined the appropriate levels of payments to be made to our named executive officers upon the termination of their employment, including a termination of employment in connection with a change in control of the Company, to provide the executive with adequate income during the period that the executive may not compete with the Company, pursuant to the provisions of his employment agreement, and while seeking other employment. The Company does not make any payments to our named executive officers, or accelerate the vesting of any equity compensation awards granted to such officers solely on the basis of a change in control of the Company. Payments are triggered only if the executive is terminated within one year following a change in control of the Company. See “—Potential Payments upon Termination and Change in Control.”

Summary Compensation Table

The following table sets forth, for the year ended December 31, 2007, the compensation for services in all capacities earned by our named executive officers. All of our named executive officers are officers and employees of the Company and provide services to HNS. All compensation reflected in this section was paid or awarded directly by the Company, which in turn bills HNS for 98% of the base salaries and all other compensation of our named executive officers plus a 2% service fee. The remaining 2% of the base salaries and all other compensation paid to our named executive officers are expensed by, and for service to, the Company. The compensation reflected in the Summary Compensation Table below is for service to both the Company and HNS.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
Pradman Kaul(6)	2007	$607,589	$67,000	$219,450	$–	$483,000	$–	$114,658	$1,491,697
Chief Executive Officer and President	2006	576,493	84,400	169,464	–	363,600	–	109,721	1,303,678
Grant Barber(7)	2007	360,850	30,000	73,000	–	218,000	–	47,465	729,315
Chief Financial Officer	2006	335,266	149,000	60,000	420,000	151,000	–	26,579	1,141,845
Paul Gaske(8)	2007	406,640	37,000	219,450	–	267,000	–	79,484	1,009,574
Executive Vice President	2006	392,116	46,600	169,464	–	200,400	–	70,616	879,196
Bahram Pourmand(9)	2007	407,115	32,000	219,450	–	229,000	–	54,833	942,398
Executive Vice President	2006	417,340	42,000	169,464	–	181,000	–	53,367	863,171
Adrian Morris(10)	2007	361,143	32,000	219,450	–	229,000	–	44,205	885,798
Executive Vice President	2006	337,546	40,000	169,464		172,000	–	44,565	763,575

Total Compensation	2007	$2,143,337	$198,000	$950,800	$–	$1,426,000	$–	$340,645	$5,058,782
	2006	$2,058,761	$362,000	$737,856	$420,000	$1,068,000	$–	$304,848	$4,951,465

(1)	The Company awards one bonus to each named executive officer under the AIP that consists of amounts awarded in connection with the achievement of the Company Performance Targets and the subjective factor collectively. The amounts reflected in the Bonus column include only the portion of the AIP award paid to each named executive officer based on the subjective factor. Amounts paid in connection with the achievement of the Company Performance Targets are reflected in the Non-Equity Incentive Plan Compensation column. All bonuses were paid in 2008 for performance in 2007. All bonuses were paid in 2007 for performance in 2006. Mr. Barber’s bonus amount for 2006 includes a $100,000 sign-on bonus pursuant to his employment agreement.
(2)	Messrs. Kaul, Gaske, Pourmand, and Morris purchased Class B membership interests in HNS on April 22, 2005 at $0.01 per unit. The fair market value of the membership interests at the grant date is determined by the appreciation of HNS from the point the majority owners invested in HNS. As of the grant date, there was no appreciation, so the Class B membership interests grant date fair market value is $0.00. Therefore, the portion vested during 2007 and 2006, has no value to report. On March 24, 2006 each of Messrs. Kaul, Gaske, Pourmand, and Morris were awarded 14,000 restricted shares of the Company’s common stock under the HCI 2006 Equity and Incentive Plan. These restricted shares vested on March 24, 2008 and are expensed over the two year period and the amount expensed in 2007 and 2006 is listed.
(3)	On February 2, 2006, Mr. Barber purchased 500 Class B membership interests in HNS at $0.01 per unit. The fair market value of the membership interests at the grant date is determined by the appreciation of HNS from the point the majority owners invested in HNS. At the grant date, there was appreciation of $69,000,000, so the total 500 Class B membership interests value was $346,212 (0.5% of total appreciation). The amount provided represents the value of the membership interests expensed in 2007 and 2006.
(4)	There were no stock options awarded during 2007. Mr. Barber was awarded an option to purchase 20,000 restricted shares of HCI’s common stock on March 24, 2006, which immediately vested and expired on December 31, 2006. The amount included for 2006 represents the expense to the Company in 2006.
(5)	The Company awards one bonus to each named executive officer under the AIP that consists of amounts awarded in connection with the achievement of the Company Performance Targets and the subjective factor collectively. The amounts reflected in the Non-Equity Incentive Plan Compensation column include only the portion of the AIP award paid to each named executive officer based on achievement of the Company Performance Targets. Amounts paid based on the subjective factor are reflected in the Bonus column. All non-equity incentive plan compensation was paid in 2008 for performance in 2007. All non-equity incentive plan compensation was paid in 2007 for performance in 2006.
(6)	For 2007, Mr. Kaul’s salary includes his base salary of $590,554 plus $17,035 accrued, but unused, paid time off (“PTO”). For 2006, Mr. Kaul’s salary includes his base salary of $562,432 plus $14,061 accrued, but unused, PTO. Mr. Kaul’s all other compensation includes the Company matching contributions to the HNS qualified 401(k) plan of $13,500 (for 2007) and $13,200 (for 2006) and the HNS non-qualified excess benefit plan of $48,748 (for 2007) and $45,156 (for 2006); a car allowance of $15,120 (for each of 2007 and 2006); executive medical coverage of $15,008 (for 2007 only); financial planning services in the amount of $10,500 (for 2007) and $11,046 (for 2006); and a 50% PTO cash out payment in the amount of $10,816 (for 2006 only) for PTO accrued in prior years. Other items (below $10,000/year) include group term life insurance coverage over $50,000, excess medical coverage, PTO accrued in prior years but not used (for 2006 only), personal liability insurance reimbursement, a credit for long term disability insurance and excess medical coverage (for 2006 only).

(7)	For 2007, Mr. Barber’s salary includes his base salary of $359,800 plus $1,050 accrued, but unused, PTO. For 2006, Mr. Barber’s salary includes his base salary of $327,117 (partial year) plus $8,149 accrued, but unused, PTO. Mr. Barber’s all other compensation includes the Company matching to the HNS non-qualified excess benefit plan of $18,384 (for 2007 only); a car allowance of $12,940 (for 2007) and $11,945 (partial year for 2006); and the Company matching contributions to the HNS qualified 401(k) plan of $12,375 (for 2007 only). Other items (below $10,000/year) include reimbursement for a management physical (2007 only), the Company’s matching contributions to the HNS qualified 401(k) plan (for 2006 only) and to the HNS non-qualified excess benefit plan (for 2006 only), group term life insurance coverage over $50,000 and a credit for long term disability insurance.
(8)	For 2007, Mr. Gaske’s salary includes his base salary of $406,640. Mr. Gaske used all of his PTO earned in 2007. For 2006, Mr. Gaske’s salary includes his base salary of $387,275 plus $4,841 accrued but unused PTO. Mr. Gaske’s all other compensation includes the Company’s matching contributions to the HNS qualified 401(k) plan of $13,500 (for 2007) and $13,056 (for 2006) and to the HNS non-qualified excess benefit plan of $38,511 (for 2007) and $23,622 (for 2006); a car allowance of $12,940 (for each of 2007 and 2006); and financial planning services in the amount of $10,651 (for 2007) and $10,719 (for 2006). Other items (below $10,000/year) include reimbursement for a management physical (for 2007 only), a 50% PTO cash out payment for PTO accrued in prior years (for 2006 only), group term life insurance coverage over $50,000, a credit for long term disability insurance and a patent award (for 2006 only).
(9)	For 2007, Mr. Pourmand’s salary includes his base salary of $406,411 plus $10,746 accrued but unused PTO. For 2006, Mr. Pourmand’s salary includes his base salary of $394,576 plus $22,764 accrued but unused PTO. Mr. Pourmand’s all other compensation includes the Company’s matching contributions to the HNS qualified 401(k) plan of $13,500 (for 2007) and $13,200 (for 2006) and the HNS non-qualified excess benefit plan of $24,238 (for 2007) and $22,740 (for 2006) and a car allowance of $12,940 (for each of 2007 and 2006). Other items (below $10,000/year) include group term life insurance coverage over $50,000, reimbursement for a medical physical exam (in 2006 only) and a credit for long term disability insurance.
(10)	For 2007, Mr. Morris’ salary includes his base salary of $349,710 plus $11,433 accrued but unused PTO. For 2006, Mr. Morris’ salary includes his base salary of $336,253 plus $1,293 accrued but unused PTO. Mr. Morris’ all other compensation includes the Company’s matching contributions to the HNS non-qualified excess benefit plan of $20,171 (for 2007) and $17,521 (for 2006) and a car allowance of $12,940 (for each of 2007 and 2006). Other items (below $10,000/year) include a 50% PTO cash out payment for PTO accrued in prior years (for 2006 only), the matching contributions to the HNS qualified 401(k) plan, group term life insurance coverage over $50,000 and a credit for long term disability insurance.

Employment Agreements

Pradman P. Kaul

The employment agreement between Mr. Kaul and HNS originally was entered into as of April 22, 2005. Mr. Kaul serves as our Chief Executive Officer and President and as the Chief Executive Officer, President and Chairman of HNS’ Board of Managers. We assumed Mr. Kaul’s employment agreement effective as of February 3, 2006. Mr. Kaul’s employment agreement provides for a two-year term and is subject to automatic one-year renewals if not terminated by Mr. Kaul or us at least 90 days (but not more than 120 days) prior to the expiration of the original or a renewal term. Any termination of Mr. Kaul’s employment with us would also constitute a termination of his employment with HNS. The agreement provides for an annual base salary ($590,554 for 2007) and a cash bonus target in the amount of 75% of his annual base salary, subject to an increase of up to 50% of the target bonus amount if the objective performance criteria established by the Compensation Committee are exceeded.

Pursuant to Mr. Kaul’s employment agreement and a restricted unit purchase agreement between Mr. Kaul and HNS, effective as of April 22, 2005, Mr. Kaul purchased 1,500 Class B membership interests of HNS at $0.01 per unit. Of the 1,500 Class B membership interests, 750 are subject to time vesting, with 75 of the Class B membership interests vesting on November 1, 2005 and the remaining 675 membership interests vesting in 54 equal monthly installments commencing on December 1, 2005, subject to Mr. Kaul’s continued employment with us. If Mr. Kaul is employed by us on the date that we (or our successors or assigns) hold less than 20% of the aggregate equity interests (measured by vote and value) in HNS (excluding certain specified transactions), then all of his time vesting Class B membership interests will vest on April 22, 2008 or, if later, the first anniversary of the date on which our (or our successors’ or assigns’) aggregate equity interests in HNS fall below 20%. The remaining 750 Class B membership interests owned by Mr. Kaul are subject to performance vesting with 375 Class B membership interests vesting if, following the earlier of April 23, 2010 or a change of control (as defined below), liquidation, dissolution or winding up of HNS, we have received a cumulative total return of at least 3.0 times on our investment in HNS, and all 750 Class B membership interests vesting if, following the earlier of April 23, 2010 or a change of control, liquidation, dissolution or winding up of HNS, we have received a cumulative total return of at least 5.0 times on our investment in HNS.

The employment agreements of each of our named executive officers, including Mr. Kaul, define “change in control” as (i) the acquisition of the Company by any individual or group not affiliated with HNS, the Company or its owners immediately prior to such acquisition of beneficial ownership of more than 50%, directly or indirectly, of the vote of the Company or HNS; or (ii) the consummation of an amalgamation, a merger or consolidation of the Company or HCI or any direct or indirect subsidiary of the Company or HNS with any other entity or a sale or other disposition of all or substantially all of the assets of the Company or HNS following which the voting securities of the Company or HNS that are outstanding immediately prior to such transaction cease to represent at least 50% of the combined voting power of the securities of the Company or HNS or, if the Company or HNS is not the surviving entity, such surviving entity or any parent or other affiliate of such surviving entity, outstanding immediately after such transaction.

Mr. Kaul’s employment agreement restricts him from competing with us by providing services to, serving in any capacity for or owning certain interests in our competitors while he is employed by us and for a period of one year following the termination of his employment. The agreement also provides that Mr. Kaul must not solicit any of our employees or customers during his employment and for one year thereafter, and he must not divulge at any time any of our confidential information.

Grant A. Barber

The employment agreement between Mr. Barber and the Company was entered into as of February 23, 2006. Mr. Barber serves as our Executive Vice President and Chief Financial Officer and as Chief Financial Officer of HNS. The employment agreement provides for a two-year term and is subject to automatic one-year renewals if not terminated by Mr. Barber or us at least 90 days (but not more than 120 days) prior to the expiration of the original or a renewal term. Any termination of Mr. Barber’s employment with us would also constitute a termination of his employment with HNS. The agreement with Mr. Barber provides for an annual base salary ($364,000 for 2007) and a cash bonus target in the amount of 50% of his annual base salary, subject to an increase of up to 50% of the target bonus amount if the objective performance criteria established by the Compensation Committee are exceeded.

Pursuant to Mr. Barber’s employment agreement and a restricted unit purchase agreement between Mr. Barber and HNS, effective as of February 2, 2006, he purchased 500 Class B membership interests of HNS at $0.01 per unit. Of the 500 Class B membership interests, 250 are subject to time vesting, with 25 of the Class B membership interests vesting on August 1, 2006 and the remaining 225 membership interests vesting in 54 equal monthly installments commencing on September 1, 2006, subject to Mr. Barber’s continued employment with us. If Mr. Barber is employed by us on the date that we (or our successors or assigns) hold less than 20% of the aggregate equity interests (measured by vote and value) in HNS (excluding certain specified transactions), then all of his time vesting Class B membership interests will vest on January 24, 2009 or, if later, the first anniversary of the date on which our (or our successors’ or assigns’) aggregate equity interests in HNS fall below 20%. The remaining 250 Class B membership interests are subject to performance vesting with 125 Class B membership interests vesting if, following the earlier of January 24, 2011 or a change of control (as defined above), liquidation, dissolution or winding up of HNS, we have received a cumulative total return of at least 3.0 times on our investment in HNS, and all 250 Class B membership interests vesting if, following the earlier of January 24, 2011 or a change of control, liquidation, dissolution or winding up of HNS, we have received a cumulative total return of at least 5.0 times on our investment in HNS.

Mr. Barber’s employment agreement restricts him from competing with us by providing services to, serving in any capacity for or owning certain interests in our competitors while he is employed by us and for a period of one year following the termination of his employment. The agreement also provides that Mr. Barber must not solicit any of our employees or customers during his employment and for one year thereafter, and he must not divulge at any time any of our confidential information.

T. Paul Gaske

The employment agreement between Mr. Gaske and HNS originally was entered into as of April 22, 2005. Mr. Gaske serves as our Executive Vice President, North American Division and as the Executive Vice President, North American Division of HNS. We assumed Mr. Gaske’s employment agreement effective as of February 3, 2006. The employment agreement provides for a two-year term and is subject to automatic one-year renewals if not terminated by Mr. Gaske or us at least 90 days (but not more than 120 days) prior to the expiration of the original or a renewal term. Any termination of Mr. Gaske’s employment with us would also constitute a termination of his employment with HNS. The agreement with Mr. Gaske provides for an annual base salary ($406,640 for 2007) and a cash bonus target in the amount of 60% of his annual base salary, subject to an increase of up to 50% of the target bonus amount if the objective performance criteria established by the Compensation Committee are exceeded.

Pursuant to Mr. Gaske’s employment agreement and a restricted unit purchase agreement between Mr. Gaske and HNS, effective as of April 22, 2005, he purchased 650 Class B membership interests of HNS at $0.01 per unit. Of the 650 Class B membership interests, 325 are subject to time vesting, with 32.5 of the Class B membership interests vesting on November 1, 2005 and the remaining 292.5 membership interests vesting in 54 equal monthly installments commencing on December 1, 2005, subject to Mr. Gaske’s continued employment with us. If Mr. Gaske is employed by us on the date that we (or our successors or assigns) hold less than 20% of the aggregate equity interests (measured by vote and value) in HNS (excluding certain specified transactions), then all of his time vesting Class B membership interests will vest on April 22, 2008 or, if later, the first anniversary of the date on which our (or our successors’ or assigns’) aggregate equity interests in HNS fall below 20%. The remaining 325 Class B membership interests are subject to performance vesting with 162.5 Class B membership interests vesting if, following the earlier of April 23, 2010 or a change of control (as defined above), liquidation, dissolution or winding up of HNS, we have received a cumulative total return of at least 3.0 times on our investment in HNS, and all 325 Class B membership interests vesting if, following the earlier of April 23, 2010 or a change of control, liquidation, dissolution or winding up of HNS, we have received a cumulative total return of at least 5.0 times on our investment in HNS.

Mr. Gaske’s employment agreement restricts him from competing with us by providing services to, serving in any capacity for or owning certain interests in our competitors while he is employed by us and for a period of one year following the termination of his employment. The agreement also provides that Mr. Gaske must not solicit any of our employees or customers during his employment and for one year thereafter, and he must not divulge at any time any of our confidential information.

Bahram Pourmand

The employment agreement between Mr. Pourmand and HNS originally was entered into as of April 22, 2005. Mr. Pourmand serves as our Executive Vice President, International Division and as Executive Vice President, International Division of HNS. We assumed Mr. Pourmand’s employment agreement effective as of February 3, 2006. The employment agreement provides for a two-year term and is subject to automatic one-year renewals if not terminated by Mr. Pourmand or us at least 90 days (but not more than 120 days) prior to the expiration of the original or a renewal term. Any termination of Mr. Pourmand’s employment with us would also constitute a termination of his employment with HNS. The agreement with Mr. Pourmand provides for an annual base salary ($406,411 for 2007) and a cash bonus target in the amount of 53% of his annual base salary subject to an increase of up to 50% of the target bonus amount if the objective performance criteria established by the Compensation Committee are exceeded.

Pursuant to Mr. Pourmand’s employment agreement and a restricted unit purchase agreement between Mr. Pourmand and HNS, effective as of April 22, 2005, he purchased 500 Class B membership interests of HNS at $0.01 per unit. Of the 500 Class B membership interests, 250 are subject to time vesting, with 25 of the Class B membership interests vesting on November 1, 2005 and the remaining 225 membership interests vesting in 54 equal monthly installments commencing on December 1, 2005, subject to Mr. Pourmand’s continued employment with us. If Mr. Pourmand is employed by us on the date that we (or our successors or assigns) hold less than 20% of the aggregate equity interests (measured by vote and value) in HNS (excluding certain specified transactions), then all of his time vesting Class B membership interests will vest on April 22, 2008 or, if later, the first anniversary of the date on which our (or our successors’ or assigns’) aggregate equity interests in HNS fall below 20%. The remaining 250 Class B membership interests are subject to performance vesting with 125 Class B membership interests vesting if, following the earlier of April 23, 2010 or a change of control (as defined above), liquidation, dissolution or winding up of HNS, we have received a cumulative total return of at least 3.0 times on our investment in HNS, and all 250 Class B membership interests vesting if, following the earlier of April 23, 2010 or a change of control, liquidation, dissolution or winding up of HNS, we have received a cumulative total return of at least 5.0 times on our investment in HNS.

Mr. Pourmand’s employment agreement restricts him from competing with us by providing services to, serving in any capacity for or owning certain interests in our competitors while he is employed by us and for a period of one year following the termination of his employment. The agreement also provides that Mr. Pourmand must not solicit any of our employees or customers during his employment and for one year thereafter, and he must not divulge at any time any of our confidential information.

Adrian Morris

The employment agreement between Mr. Morris and HNS originally was entered into as of April 22, 2005. Mr. Morris serves as our Executive Vice President, Engineering and as an Executive Vice President, Engineering of HNS. We assumed Mr. Morris’ employment agreement effective as of February 3, 2006. The employment agreement provides for a two-year term and is subject to automatic one-year renewals if not terminated by Mr. Morris or us at least 90 days (but not more than 120 days) prior to the expiration of the original or a renewal term. Any termination of Mr. Morris’ employment with HCI would also constitute a termination of his employment with HNS. The agreement with Mr. Morris provides for an annual base salary ($349,710 for 2007) and a cash bonus target in the amount of 51% of his annual base salary subject to an increase of up to 50% of the target bonus amount if the objective performance criteria established by the Compensation Committee are exceeded.

Pursuant to Mr. Morris’ employment agreement and a restricted unit purchase agreement between Mr. Morris and HNS, effective as of April 22, 2005, he purchased 500 Class B membership interests of HNS at $0.01 per unit. Of the 500 Class B membership interests, 250 are subject to time vesting, with 25 of the Class B membership interests vesting on November 1, 2005 and the remaining 225 membership interests vesting in 54 equal monthly installments commencing on December 1, 2005, subject to Mr. Morris’ continued employment with us. If Mr. Morris is employed by us on the date that we (or our successors or assigns) hold less than 20% of the aggregate equity interests (measured by vote and value) in HNS (excluding certain specified transactions), then all of his time vesting Class B membership interests will vest on April 22, 2008 or, if later, the first anniversary of the date on which our (or our successors’ or assigns’) aggregate equity interests in HNS fall below 20%. The remaining 250 Class B membership interests are subject to performance vesting with 125 Class B membership interests vesting if, following the earlier of April 23, 2010 or a change of control (as defined above), liquidation, dissolution or winding up of HNS, we have received a cumulative total return of at least 3.0 times on our investment in HNS, and all 250 Class B membership interests vesting if, following the earlier of April 23, 2010 or a change of control, liquidation, dissolution or winding up of HNS, we have received a cumulative total return of at least 5.0 times on our investment in HNS.

Mr. Morris’ employment agreement restricts him from competing with us by providing services to, serving in any capacity for or owning certain interests in our competitors while he is employed by us and for a period of one year following the termination of his employment. The agreement also provides that Mr. Morris must not solicit any of our employees or customers during his employment and for one year thereafter, and he must not divulge at any time any of our confidential information.

Perquisites and Other Compensation

We provide our named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall executive compensation program to better enable the Company to attract and retain superior employees for key positions.

The Compensation Committee annually reviews the levels of perquisites and other personal benefits provided to our named executive officers. Our named executive officers are provided with the following perquisites, which include, without limitation:

•	Car allowance in the amount of $15,120 per year for Mr. Kaul and $12,940 per year for each of Messrs. Barber, Gaske, Pourmand, and Morris.

•

Financial planning services are provided to Mr. Kaul and Mr. Gaske. These services were in place prior to the assumption of their employment agreements by the Company and we have agreed to continue to provide these services.

•

Enhanced medical coverage is provided to Mr. Kaul, for which he has no premium payment and no co-payments. This benefit was in place prior to the assumption of Mr. Kaul’s employment agreement by the Company and the Company has agreed to continue to provide this benefit.

Grants of Plan Based Awards

There were no equity awards granted to any of our named executive officers under our 2006 Equity and Incentive Plan in 2007. Set forth below is information regarding target and maximum bonus awards our named executive officers could earn in 2007 under the AIP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Shares or Units (#)	All Other Option Awards: Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Fair Value of Stock and Option Awards at Grant Date ($)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Pradman Kaul		94,000	376,000	564,000	–	–	–	–	–	–	–
Grant Barber		42,000	170,000	255,000	–	–	–	–	–	–	–
Paul Gaske		52,000	208,000	312,000	–	–	–	–	–	–	–
Bahram Pourmand		45,000	178,000	267,000	–	–	–	–	–	–	–
Adrian Morris		45,000	178,000	267,000	–	–	–	–	–	–	–

(1)	Estimated Future Payout Under Non-Equity Incentive Plans describes the threshold, target and maximum amounts payable under the AIP with respect to the achievement of the Company Performance Targets (i.e. it does not include payments in connection with the subjective factor under the AIP). There were no equity awards granted during 2007.

2006 Equity and Incentive Plan

Our named executive officers are eligible to participate in our 2006 Equity and Incentive Plan (the “Plan”). The Plan provides for the grant of equity-based awards, including restricted common stock, restricted stock units, stock options, stock appreciation rights and other equity based awards, as well as cash bonuses and long-term cash awards to our officers and other employees, advisors and consultants who are selected by our Compensation Committee for participation in the Plan. Unless earlier terminated by our Board of Directors, the Plan will expire on January 30, 2016. Our Board of Directors may amend the Plan at any time. Termination of the Plan and amendments to the Plan are not intended to adversely affect any award that is then outstanding without the award holder’s consent, and the Company must obtain stockholder approval of a Plan amendment if stockholder approval is required to comply with any applicable law, regulation or NASDAQ rules.

Administration of the Plan

The Plan is administered by the Compensation Committee, which has the authority, among other things, to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to determine who will be granted awards and the types of awards that may be granted. The Compensation Committee may, in its sole discretion, without amendment to the Plan: (i) accelerate the date on which any option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of the option and (ii) accelerate the vesting date, or waive any condition imposed under the Plan, with respect to any restricted stock or other award, or otherwise adjust any of the terms applicable to any such award.

Equity Incentive Program

A maximum of 2,700,000 shares (subject to adjustment) of our common stock have been reserved for grants pursuant to the equity incentive program under the Plan, and a maximum of 1,350,000 shares (subject to adjustment) may be issued pursuant to the exercise of incentive stock options granted under the Plan. Under the Plan, no more than 600,000 shares (subject to adjustment) of our common stock may be made subject to awards granted to a single individual in a single Plan year. In the event that the Compensation Committee determines that any corporate event, such as a stock split, reorganization, merger, consolidation, repurchase or share exchange, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Plan participants, then the Compensation Committee will make those adjustments as it deems necessary or appropriate to any or all of:

•	the number and kind of shares of common stock or other securities that may thereafter be issued in connection with future awards;

•	the number and kind of shares of common stock, securities or other property issued or issuable in respect of outstanding awards;

•	the exercise price, grant price or purchase price relating to any award; and/or

•	the maximum number of shares subject to awards which may be awarded to any employee during any tax year of the Company;

provided, that, with respect to incentive stock options, any such adjustment will be made in accordance with Section 424 of the Code.

In the event the outstanding shares of our common stock will be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a re-capitalization, reclassification, merger, consolidation, combination or similar transaction, then, unless otherwise determined by the Compensation Committee: (i) each stock option will thereafter generally become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of common stock subject to the stock option would have been changed or exchanged had the option been exercised in full prior to such transaction and (ii) each award that is not a stock option and that is not automatically changed in connection with the transaction will represent the number and/or kind of shares of capital stock, and/or the amount of cash, securities or other property so distributed, into which the number of shares of common stock covered by the award would have been changed or exchanged had they been held by a stockholder.

The Plan provides that, unless otherwise determined by the Compensation Committee, if on or within one year following a change in control (as defined in the Plan), a participant’s employment is terminated by the Company or HNS other than for cause (as defined in the Plan) or by the participant for good reason (as defined in the Plan): (i) any award that is subject to time vesting that was not previously vested will become fully vested and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other award will lapse and the award will become fully vested, except that any award subject to performance vesting will not become fully vested as a result of the termination following a change in control, but any vesting or other determinations required under the awards to determine whether performance goals have been fully achieved will occur at the time of such termination.

Equity-based Awards—The Compensation Committee will determine all of the terms and conditions of equity-based awards granted under the Plan, including whether the vesting or payment of an award will be subject to the attainment of performance goals. The performance goals that may be applied to awards under the equity incentive program under the Plan are the same as those discussed below under “—Cash Incentive Programs.”

Stock Options and Stock Appreciation Awards—The terms and conditions of stock options and stock appreciation rights granted under the Plan are determined by the Compensation Committee and set forth in an agreement between the Company and the Plan participant. Stock options granted under the Plan may be “incentive stock options” within the meaning of Section 422 of the Code or non-qualified stock options. Pursuant to the Plan, a stock appreciation right confers on the participant the right to receive an amount, in cash or shares of our common stock (in the discretion of the Compensation Committee), equal to the excess of the fair market value of a share of our common stock on the date of exercise over the exercise price of the stock appreciation right, and may be granted alone or in tandem with another award. No stock appreciation rights have been granted under the Plan. The exercise price of an option granted under the Plan will not be less than the fair market value of the common stock on the date of grant, unless otherwise provided by the Compensation Committee. The vesting of a stock option or stock appreciation right will be subject to conditions as determined by the Compensation Committee, which may include the attainment of performance goals.

Restricted Stock Awards—The terms and conditions of awards of restricted stock granted under the Plan are determined by the Compensation Committee and set forth in an agreement between the Company and the Plan participant. These awards are subject to restrictions on transferability which may lapse under circumstances as determined by the Compensation Committee, which may include the attainment of performance goals. Unless otherwise provided in the agreement, the holder of restricted stock will have the right to receive dividends on the restricted stock, which dividends will be subject to the same restrictions as the underlying award of restricted stock.

The Plan also provides for other equity-based awards, the form and terms of which will be as determined by the Compensation Committee, consistent with the purposes of the Plan. The vesting or payment of these awards may be made subject to the attainment of performance goals.

Cash Incentive Programs

The Plan provides for the grant of annual and long-term cash awards to Plan participants, including our named executive officers, selected by the Compensation Committee. The AIP, under which our executive officers are awarded annual performance bonuses, was developed by the Compensation Committee under the Plan. In general, with respect to cash awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum value of the total cash payment that any Plan participant may receive under the Plan’s annual cash incentive program for any year is $2.5 million, and the maximum value of the total cash payment that any Plan participant may receive under the Plan’s long-term cash incentive program for any one year of a long-term performance period is $2.5 million.

Payment of awards granted under the cash incentive programs may be made subject to the attainment of performance goals to be determined by the Compensation Committee in its discretion. With respect to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee may base performance goals on one or more of the following business criteria, determined in accordance with generally accepted accounting principles, where applicable: return on equity, earnings per share, net income (before or after taxes), earnings before all or any of interest, taxes, depreciation and/or amortization; operating income; cash flow; return on assets; market share; cost reduction goals or levels of expenses, costs or liabilities; earnings from continuing operations; or any combination of one or more of the foregoing over a specified period. Such qualified performance-based goals may be expressed in terms of attaining a specified level of the particular criterion, an increase or decrease in the particular criterion, or a comparison of our performance, one of our subsidiaries, a business unit, a product line or any combination thereof relative to a market index or peer group, or any combination thereof. The Compensation Committee has the authority to make appropriate adjustments to such qualified performance goals to reflect the impact of extraordinary items (as defined in the Plan) not reflected in such goals.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity award holdings of our named executive officers as of December 31, 2007.

	Option Awards					Stock Awards
Name	Securities Unexercised Options (#)	Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Unvested Units (#)	Market Value of Unvested Units ($)	Unvested Shares (#)	Market Value of Unvested Shares(1) ($)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Vested ($)
Pradman P. Kaul(2)	–	–	–	–	–	1,113	–	14,000	438,900	–	–
Grant A. Barber(3)	–	–	–	–	–	412	216,119	–	–	–	–
T. Paul Gaske(4)	–	–	–	–	–	482	–	14,000	438,900	–	–
Bahram Pourmand(5)	–	–	–	–	–	371	–	14,000	438,900	–	–
Adrian Morris(6)	–	–	–	–	–	371	–	14,000	438,900	–	–

(1)	On March 24, 2006 each of Messrs. Kaul, Gaske, Pourmand, and Morris were awarded 14,000 restricted shares of the Company’s common stock under the 2006 Equity and Incentive Plan. These shares of restricted stock vested on March 24, 2008. The shares are valued using the closing price ($31.35 per share) on the grant date.
(2)	On April 22, 2005, Mr. Kaul purchased 1500 Class B membership interests in HNS at $0.01 per unit. As of the December 31, 2007, Mr. Kaul had 1,113 time vesting membership interests that had not vested. The grant date fair market value is determined by the appreciation of HNS from the point the majority owners invested in the Company. As of the award date there was no appreciation, so Mr. Kaul’s Class B membership interests grant date fair market value was $0.00. Therefore, the unvested portion of his award has no value.
(3)	On February 2, 2006, Mr. Barber purchased 500 Class B membership interests in HNS at $0.01 per unit. As of the December 31, 2007, Mr. Barber had 412 time vesting membership interests that had not vested. The grant date fair market value is determined by the appreciation of HNS from the point the majority owners invested in the Company. As of the award date there was appreciation of $69,000,000. There were 99,650 shares outstanding, so the total 500 Class B membership interests grant date fair market value was $346,212 (0.5% of total appreciation). Therefore, the unvested portion of his award is $216,119.
(4)	On April 22, 2005, Mr. Gaske purchased 650 Class B membership interests in HNS at $0.01 per unit. As of the December 31, 2007, Mr. Gaske had 482 time vesting membership interests that had not vested. The grant date fair market value is determined by the appreciation of HNS from the point the majority owners invested in the Company. As of the award date there was no appreciation, so Mr. Gaske’s Class B membership interests grant date fair market value was $0.00. Therefore, the unvested portion of his award has no value.
(5)	On April 22, 2005, Mr. Pourmand purchased 500 Class B membership interests in HNS at $0.01 per unit. As of the December 31, 2007, Mr. Pourmand had 371 time vesting membership interests that had not vested. The grant date fair market value is determined by the appreciation of HNS from the point the majority owners invested in the Company. As of the award date there was no appreciation, so Mr. Pourmand’s Class B membership interests grant date fair market value was $0.00. Therefore, the unvested portion of his award has no value.
(6)	On April 22, 2005, Mr. Morris purchased 500 Class B membership interests in HNS at $0.01 per unit. As of the December 31, 2007, Mr. Morris had 371 time vesting membership interests that had not vested. The grant date fair market value is determined by the appreciation of HNS from the point the majority owners invested in the Company. As of the award date there was no appreciation, so Mr. Morris’ Class B membership interests grant date fair market value was $0.00. Therefore, the unvested portion of his award has no value.

HNS Class B Membership Interests

HNS’ second amended and restated limited liability agreement allows for the issuance of HNS Class B membership interests which are entitled to receive a pro rata share of any distributions of HNS once the capital contributions of the Class A membership interest holders have been paid in full. As of December 31, 2007, a total of 4,650 HNS Class B membership interests have been issued at par value to certain of our current and former directors and executive officers of the Company and HNS, including our named executive officers, entitling the holders to approximately 4% of any capital distributions resulting from a qualifying transaction. The value of the Class B membership interests is reflected in the Outstanding Equity Awards at Fiscal Year-end Table. The HNS Class B membership interests are subject to certain vesting requirements, with 50% of the Class B membership interests subject to time vesting over five years and the other 50% subject to vesting based upon the achievement of certain performance milestones. At the holders’ election, vested Class B membership interests can be exchanged for our common stock. The number of shares of our common stock to be issued upon the exchange would be based upon the fair market value of the vested Class B membership interest divided by the average closing trading price of our common stock for the 20 business days immediately preceding the date of the exchange. The issuance of the shares of our common stock is subject to the authorization of our Board of Directors and compliance with applicable securities laws.

Restricted Stock Grants in 2006

In March 2006, each of our named executive officers was provided with a choice of equity-based award to be granted under the Plan. Each executive could choose to receive either (i) 14,000 restricted shares of our common stock or (ii) 20,000 options to purchase shares of our common stock, with an exercise price of $10.35 and an expiration date of December 31, 2006. The Compensation Committee determined that the value of each alternative was equivalent and provided each named executive officer with the opportunity to choose the appropriate equity-based award based on the executive’s specific circumstances. Each of Messrs. Kaul, Gaske, Pourmand and Morris chose to receive the 14,000 shares of restricted stock and were granted such shares in March 2006. These awards vested on March 24, 2008, the second anniversary of the grant date.

Option Exercises and Stock Vested

For the year ended December 31, 2007, there were no exercises of stock options or vesting of any shares of our common stock held by our named executive officers. The following table summarizes the vesting of HNS Class B Membership Interests held by each of our named executive officers during the year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting(1) (#)	Value Realized on Vesting ($)
Pradman Kaul	–	–	150	–
Grant Barber(2)	–	–	50	34,621
T. Paul Gaske	–	–	65	–
Bahram Pourmand	–	–	50	–
Adrian Morris	–	–	50	–

(1)	Messrs. Kaul, Gaske, Pourmand and Morris purchased Class B membership interests in HNS on April 22, 2005 for $0.01 per unit. These amounts reflect the portion of the HNS Class B membership interests that vested in 2007. The grant date fair market value is determined by the appreciation of HNS from the point of the majority owners invested in the Company. As of award date there was no appreciation, so the Class B membership interests grant date fair market value was $0.00. The value on vesting is equal to the grant date value because the membership interests have no real value until a sale of the Company or other realization event occurs.

(2)	On February 2, 2005, Mr. Barber purchased 500 Class B membership interests in HNS for $0.01 per unit. The grant date fair market value is determined by the appreciation of HNS from the point the majority owners invested in the Company. As of the award date, there was appreciation of $69,000,000, so the total 500 Class B membership interests was $346,212 (0.5% of total appreciation). The portion vested during 2007 was 50 units, with a grant date value of $34,621. The value on vesting is equal to the grant date value because the membership interests have no real value until a sale of the Company or other realization event occurs.

Pension Benefits

None of our named executive officers participates in or has an account balance in qualified or non-qualified defined benefit pension plans sponsored by the Company or HNS.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The following table summarizes non-qualified deferred compensation earned, or contributed by, or on behalf of, each of our named executive officers under HNS’ Excess Benefit Plan during the year ended December 31, 2007.

Name	Executive Contributions in 2006 ($)	Registrant Contributions in 2007 ($)	Aggregate Earnings in 2007(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/07 ($)
Pradman Kaul	73,122	48,748	21,416	–	327,101
Grant Barber	26,741	18,384	3,255	–	59,389
T. Paul Gaske	38,511	25,674	17,258	–	186,421
Bahram Pourmand	64,633	24,238	22,718	–	266,066
Adrian Morris	53,791	20,171	31,575	–	209,287

(1)	Aggregate earnings are dependent on the investment decisions made by the executive. All earnings are market earnings, and none are preferential or set by the Company or HNS.

Excess Benefit Plan

HNS maintains a non-qualified Excess Benefit Plan for the benefit of a select group of officers and highly compensated employees of the Company and HNS whose benefits under HNS’ 401(k) plan are limited by the Code. Employees who are assistant vice presidents and above, including our named executive officers, are eligible to participate in the Excess Benefit Plan and may elect to contribute up to 16% of their annual compensation into the plan on a pre-tax basis each payroll period. We make matching contributions into the plan in an amount equal to (i) 100% of the participant’s contributions up to 3% of the participant’s compensation and (ii) 50% of the participant’s contributions up to an additional 6% of the participant’s compensation. Participants are always 100% vested in the contributions they make into the plan and become 100% vested in the matching contributions that we make into the plan after completing three years of service. If a participant’s employment is terminated before he or she completes three years of service, the participant will not be vested in the matching contributions that were made to his or her account and, therefore, will forfeit these amounts. Upon the occurrence of a change of control (as defined in the plan), participants will become fully vested in the full amount of their account balances, including the matching contributions, even if they have not completed three years of service. In general, a participant’s vested account balance is payable following a participant’s termination of employment, however, if a participant is a “specified employee” (within the meaning of Section 409A of the Code), the participant’s vested account balance will be payable as soon as practicable on or after the first day of the seventh calendar month following termination of employment.

401(k) Plan

HNS maintains a 401(k) plan intended to permit employees of the Company and HNS to save on a tax-favorable basis for their retirement. Eligible employees may elect to contribute up to 25% (16% for highly compensated employees) of their eligible compensation into the plan on a pre-tax basis each payroll period, subject to certain Internal Revenue Service limits ($15,500 in 2007). Participants who are age 50 or older may elect to make additional contributions, called catch-up contributions, into the plan. Up to $5,000 of catch-up contributions may be made in 2007. We make matching contributions into the plan in an amount equal to (i) 100% of participant contributions up to 3% of eligible compensation and (ii) 50% of participant contributions up to an additional 6% of eligible compensation. We do not match catch-up contributions. Participants become 100% vested in their matching contributions after completing three years of service. Participants are always 100% vested in the contributions they make into the plan. The plan also permits participants to elect to make contributions on an after-tax basis. Our executive officers, including the named executive officers, are eligible to participate in the 401(k) plan on the same terms as all other employees.

Potential Payments upon Termination and Change in Control

The Compensation Committee has determined the appropriate levels of payments to be made to our named executive officers upon the termination of their employment, including a termination of employment in connection with a change in control of the Company to provide the executive officer with adequate income during the period that the executive may not compete with the Company, pursuant to the provisions of his employment agreement, and while seeking other employment. The Company does not make any payments to our named executive officers, or accelerate the vesting of any equity compensation awards granted to such officers solely on the basis of a change in control of the Company. Payments are triggered only if the executive is terminated within one year following a change in control of the Company.

The following paragraphs set forth the potential payments payable to our named executive officers in such circumstances under their current employment agreements and our other compensation programs. The Compensation Committee may, in its discretion, add to these benefits or payments if it deems advisable. All cash payments, including accrued but unused paid time off but not including annual performance bonuses, to be made upon the termination of the employment of any executive officer are paid in a lump sum at the time of termination. Annual performance bonuses, if earned and unpaid at the time of termination, are paid in a lump sum in the first quarter following the fiscal year in which the executive officer is terminated. All payments made to our executive officers upon termination or change in control are paid by the Company, which is in turn is reimbursed by HNS for these amounts.

For purposes of the following discussion, the employment agreements of each of our named executive officers provide the following definitions:

•

Cause. Includes any of the following: (i) the executive’s failure to perform materially his duties under his employment agreement (other than by reason of illness or disability); (ii) the executive’s commission of any felony, or his commission of any other crime involving moral turpitude or his commission of a material dishonest act or fraud against the Company or any of its affiliates; (iii) the executive’s use or sale of illegal drugs; (iv) any act or omission by the executive that (a) is the result of his misconduct or gross negligence that is, or may reasonably be expected to be, materially injurious to the financial condition, business or reputation of the Company or any of its affiliates or (b) is the result of his willful, reckless or grossly negligent act or omission during the executive’s employment that results in a violation of any international trade law; or (v) the executive’s breach of any material provision of his employment agreement or other agreements the executive has with the Company.

•

Good Reason. Includes any of the following conditions or events without the executive’s prior consent: (i) a material diminution of the executive’s position or responsibilities that is inconsistent with the executive’s title, provided that (a) any change in the executive’s position or responsibilities that occurs as a result in the sale of the Company or its significant assets or (b) any change in the executive’s position or responsibilities pursuant to an internal reorganization, in each case, following which, the executive’s level of position at the Company is not materially diminish shall not give rise to good reason under (i) or (ii); (ii) a material and willful breach by the Company of the employment agreement, (iii) a reduction in the executive’s base salary or the percentage of his base salary eligible as a target bonus; or (iv) a relocation of the executives principal place of business more than 50 miles away from the original location.

•	Change in Control. See “—Summary Compensation Table—Employment Agreements—Pradman Kaul” for the definition of change in control.

Pradman P. Kaul

Pursuant to his employment agreement, if Mr. Kaul’s employment is terminated by us for cause (as defined in his employment agreement), Mr. Kaul will receive his: (i) earned but unpaid base salary; (ii) earned but unpaid bonus; (iii) accrued but unused paid time off; and (iv) unreimbursed business expenses (subject to company policies) through the date of termination. In the event that Mr. Kaul’s employment is terminated by us without cause or by him for good reason, subject to his execution of a waiver and release of claims in favor of the Company and its affiliates, Mr. Kaul would receive: (i) any earned but unpaid base salary, earned but unpaid bonus, accrued but unused paid time off and unreimbursed business expenses (subject to company policies); (ii) one year of base salary plus the bonus that would have been payable for the calendar year in which such termination occurs as if he were employed by the Company at the end of such year; (iii) six months of vesting for his time vesting HNS Class B membership interests (provided that if his employment is terminated by us without cause within one year following a change of control, all of his HNS Class B membership interests subject to time vesting will become fully vested on the date of termination); (iv) vesting of the performance based HNS Class B membership interests to the extent that within 180 days of such termination, the cumulative total return goals are met; (v) continuation of health and medical plans for twelve months following the termination; and (vi) reasonable outplacement benefits. Mr. Kaul is also entitled to receive these payments and benefits in the event that we provide him with notice of non-renewal of his employment agreement. If Mr. Kaul provides us with notice of non-renewal of his employment agreement or terminates his employment without good reason, he will only be entitled to his earned but unpaid base salary, earned but unpaid bonus, accrued but unused paid time off and unreimbursed business expenses (subject to company policies). In general, following a termination of Mr. Kaul’s employment, HNS has a right to repurchase his vested Class B membership interests at fair market value.

Mr. Kaul’s employment agreement also provides that if Mr. Kaul should become permanently disabled and be terminated by us, or die during the term of his employment agreement, Mr. Kaul or his estate would receive his: (i) earned but unpaid base salary; (ii) earned but unpaid bonus; (iii) accrued but unused paid time off; and (iv) unreimbursed business expenses (subject to company policies) through the date of such event. Any time vesting HNS Class B membership interests that have not vested as of the date of such an event would vest. Performance vesting HNS Class B membership interests would remain outstanding and subject to vesting for 180 days to determine if the cumulative total return goals were met.

Assuming that Mr. Kaul’s employment was terminated under each of the above circumstances on December 31, 2007, such payments and benefits have an estimated value of:

Termination Circumstances	Cash Severance ($)	Bonus ($)	Medical Continuation ($)	Value of Accelerated Equity and Performance Awards and Excess Benefit Plan Accounts(1) ($)	Outplacement Benefits ($)
For cause	-	443,000	-	-	-
Without cause, for good reason or non-renewal of agreement by us	590,554	443,000	17,092	764,540	10,000
Without good reason non-renewal of agreement by executive	-	-	-	-	-
Disability or death	-	443,000	-	764,540	-
Change in control	-	-	-	764,540	-

(1)	Value of accelerated equity was based on the closing price of our common stock on December 31, 2007 of $54.61 per share multiplied by 14,000 unvested restricted shares.

Grant Barber

Pursuant to his employment agreement, if Mr. Barber’s employment is terminated by us for cause (as defined in his employment agreement), Mr. Barber will receive his: (i) earned but unpaid base salary; (ii) earned but unpaid bonus; (iii) accrued but unused paid time off; and (iv) unreimbursed business expenses (subject to company policies) through the date of termination. In the event that Mr. Barber’s employment is terminated by us without cause or by him for good reason, subject to his execution of a waiver and release of claims in favor of the Company and its affiliates, Mr. Barber would receive: (i) any earned but unpaid base salary, earned but unpaid bonus, accrued but unused paid time off and unreimbursed business expenses (subject to company policies); (ii) one year of base salary plus the bonus that would have been payable for the calendar year in which such termination occurs as if he were employed by the Company at the end of such year; (iii) six months of vesting for his time vesting HNS Class B membership interests (provided that if his employment is terminated by us without cause within one year following a change of control, all of his HNS Class B membership interests subject to time vesting will become fully vested on the date of termination); (iv) vesting of the performance based HNS Class B membership interests to the extent that within 180 days of such termination, the cumulative total return goals are met; (v) continuation of health and medical plans for twelve months following the termination; and (vi) reasonable outplacement benefits. Mr. Barber is also entitled to receive these payments and benefits in the event that we provide him with notice of non-renewal of his employment agreement. If Mr. Barber provides us with notice of non-renewal of his employment agreement or terminates his employment without good reason, he will only be entitled to his earned but unpaid base salary, earned but unpaid bonus, accrued but unused paid time off and unreimbursed business expenses (subject to company policies). In general, following a termination of Mr. Barber’s employment, HNS has a right to repurchase his vested HNS Class B membership interests at fair market value.

Mr. Barber’s employment agreement also provides that if Mr. Barber should become permanently disabled and be terminated by us, or die during the term of his employment agreement, Mr. Barber or his estate would receive his (i) earned but unpaid base salary; (ii) earned but unpaid bonus; (iii) accrued but unused paid time off; and (iv) unreimbursed business expenses (subject to company policies) through the date of such event. Any time vesting HNS Class B membership interests that have not vested as of the date of such an event would vest. Performance vesting HNS Class B membership interests would remain outstanding and subject to vesting for 180 days to determine if the cumulative total return goals were met.

Assuming that Mr. Barber’s employment was terminated under each of the above circumstances on December 31, 2007, such payments and benefits have an estimated value of:

Termination Circumstances	Cash Severance ($)	Bonus ($)	Medical Continuation ($)	Value of Accelerated Equity and Performance Awards and Excess Benefit Plan Accounts(1) ($)	Outplacement Benefits ($)
For cause	-	200,000	-	-	-
Without cause, for good reason or non-renewal of agreement by us	364,000	200,000	13,440	17,311	10,000
Without good reason non-renewal of agreement by executive	-	-	-	-	-
Disability or death	-	200,000	-	17,311	-
Change in control	-	-	-	41,506	-

(1)	Value of Accelerated Equity was based on the grant date value of the Class B membership interests. The value on vesting is equal to the grant date value because the membership interests have no real value until a sale of HNS or other realization event occurs. In the event of a change in control of the Company, Mr. Barber would also vest $24,195 under the Excess Benefit Plan.

T. Paul Gaske

Pursuant to his employment agreement, if Mr. Gaske’s employment is terminated by us for cause (as defined in his employment agreement), Mr. Gaske will receive his (i) earned but unpaid base salary; (ii) earned but unpaid bonus; (iii) accrued but unused paid time off; and (iv) unreimbursed business expenses (subject to company policies) through the date of termination. In the event that Mr. Gaske’s employment is terminated by us without cause or by him for good reason, subject to his execution of a waiver and release of claims in favor of the Company and its affiliates, Mr. Gaske would receive: (i) any earned but unpaid base salary, earned but unpaid bonus, accrued but unused paid time off and unreimbursed business expenses (subject to company policies); (ii) one year of base salary plus the bonus that would have been payable for the calendar year in which such termination occurs as if he were employed by the Company at the end of such year; (iii) six months of vesting for his time vesting HNS Class B membership interests (provided that if his employment is terminated by us without cause within one year following a change of control, all of his HNS Class B membership interests subject to time vesting will become fully vested on the date of termination); (iv) vesting of the performance based HNS Class B membership interests to the extent that within 180 days of such termination, the cumulative total return goals are met; (v) continuation of health and medical plans for twelve months following the termination; and (vi) reasonable outplacement benefits. Mr. Gaske is also entitled to receive these payments and benefits in the event that we provide him with notice of non-renewal of his employment agreement. If Mr. Gaske provides us with notice of non-renewal of his employment agreement or terminates his employment without good reason, he will only be entitled to his earned but unpaid base salary, earned but unpaid bonus, accrued but unused paid time off and unreimbursed business expenses (subject to company policies). In general, following a termination of Mr. Gaske’s employment, HNS has a right to repurchase his vested HNS Class B membership interests at fair market value.

Mr. Gaske’s employment agreement also provides that if Mr. Gaske should become permanently disabled and be terminated by us, or die during the term of his employment agreement, Mr. Gaske or his estate would receive his: (i) earned but unpaid base salary; (ii) earned but unpaid bonus; (iii) accrued but unused paid time off; and (iv) unreimbursed business expenses (subject to company policies) through the date of such event. Any time vesting HNS Class B membership interests that have not vested as of the date of such an event would vest. Performance vesting HNS Class B membership interests would remain outstanding and subject to vesting for 180 days to determine if the cumulative total return goals were met.

Assuming that Mr. Gaske’s employment was terminated under each of the above circumstances on December 31, 2007, such payments and benefits have an estimated value of:

Termination Circumstances	Cash Severance ($)	Bonus ($)	Medical Continuation ($)	Value of Accelerated Equity and Performance Awards and Excess Benefit Plan Accounts(1) ($)	Outplacement Benefits ($)
For cause	-	245,000	-	-	-
Without cause, for good reason or non-renewal of agreement by us	406,640	245,000	13,379	764,540	10,000
Without good reason non-renewal of agreement by executive	-	-	-	-	-
Disability or death	-	245,000	-	764,540	-
Change in control	-	-	-	764,540	-

(1)	Value of Accelerated Equity was based on the closing price of our common stock on December 31, 2007 of $54.61 per share multiplied by 14,000 unvested restricted shares.

Bahram Pourmand

Pursuant to his employment agreement, if Mr. Pourmand’s employment is terminated by us for cause (as defined in his employment agreement), Mr. Pourmand will receive his: (i) earned but unpaid base salary; (ii) earned but unpaid bonus; (iii) accrued but unused paid time off; and (iv) unreimbursed business expenses (subject to company policies) through the date of termination. In the event that Mr. Pourmand’s employment is terminated by us without cause or by him for good reason, subject to his execution of a waiver and release of claims in favor of the Company and its affiliates, Mr. Pourmand would receive: (i) any earned but unpaid base salary, earned but unpaid bonus, accrued but unused paid time off and unreimbursed business expenses (subject to company policies); (ii) one year of base salary plus the bonus that would have been payable for the calendar year in which such termination occurs as if he were employed by the Company at the end of such year; (iii) six months of vesting for his time vesting HNS Class B membership interests (provided that if his employment is terminated by us without cause within one year following a change of control, all of his HNS Class B membership interests subject to time vesting will become fully vested on the date of termination); (iv) vesting of the performance based HNS Class B membership interests to the extent that within 180 days of such termination, the cumulative total return goals are met; (v) continuation of health and medical plans for twelve months following the termination; and (vi) reasonable outplacement benefits. Mr. Pourmand is also entitled to receive these payments and benefits in the event that we provide him with notice of non-renewal of his employment agreement. If Mr. Pourmand provides us with notice of non-renewal of his employment agreement or terminates his employment without good reason, he will only be entitled to his earned but unpaid base salary, earned but unpaid bonus, accrued but unused paid time off and unreimbursed business expenses (subject to company policies). In general, following a termination of Mr. Pourmand’s employment, HNS has a right to repurchase his vested Class B membership interests at fair market value.

Mr. Pourmand’s employment agreement also provides that if he should become permanently disabled and be terminated by us, or die during the term of his employment agreement, Mr. Pourmand or his estate would receive his: (i) earned but unpaid base salary; (ii) earned but unpaid bonus; (iii) accrued but unused paid time off; and (iv) unreimbursed business expenses (subject to company policies) through the date of such event. Any time vesting HNS Class B membership interests that have not vested as of the date of such an event would vest. Performance vesting HNS Class B membership interests would remain outstanding and subject to vesting for 180 days to determine if the cumulative total return goals were met.

Assuming that Mr. Pourmand’s employment was terminated under each of the above circumstances on December 31, 2007, such payments and benefits have an estimated value of:

Termination Circumstances	Cash Severance ($)	Bonus ($)	Medical Continuation ($)	Value of Accelerated Equity and Performance Awards and Excess Benefit Plan Accounts(1) ($)	Outplacement Benefits ($)
For cause	-	210,000	-	-	-
Without cause, for good reason or non-renewal of agreement by us	406,411	210,000	13,440	764,540	10,000
Without good reason non-renewal of agreement by executive	-	-	-	-	-
Disability or death	-	210,000	-	764,540	-
Change in control	-	-	-	764,540	-

(1)	Value of Accelerated Equity was based on the closing price of our common stock on December 31, 2007 of $54.61 per share multiplied by 14,000 unvested restricted shares.

Adrian Morris

Pursuant to his employment agreement, if Mr. Morris’ employment is terminated by us for cause (as defined in his employment agreement), Mr. Morris will receive his: (i) earned but unpaid base salary; (ii) earned but unpaid bonus; (iii) accrued but unused paid time off; and (iv) unreimbursed business expenses (subject to company policies) through the date of termination. In the event that Mr. Morris’ employment is terminated by us without cause or by him for good reason, subject to his execution of a waiver and release of claims in favor of the Company and its affiliates, Mr. Morris would receive: (i) any earned but unpaid base salary, earned but unpaid bonus, accrued but unused paid time off and unreimbursed business expenses (subject to company policies); (ii) one year of base salary plus the bonus that would have been payable for the calendar year in which such termination occurs as if he were employed by the Company at the end of such year; (iii) six months of vesting for his time vesting HNS Class B membership interests (provided that if his employment is terminated by us without cause within one year following a change of control, all of his HNS Class B membership interests subject to time vesting will become fully vested on the date of termination); (iv) vesting of the performance based HNS Class B membership interests to the extent that within 180 days of such termination, the cumulative total return goals are met, (v) continuation of health and medical plans for twelve months following the termination; and (vi) reasonable outplacement benefits. Mr. Morris is also entitled to receive these payments and benefits in the event that we provide him with notice of non-renewal of his employment agreement. If Mr. Morris provides us with notice of non-renewal of his employment agreement or terminates his employment without good reason, he will only be entitled to his earned but unpaid base salary, earned but unpaid bonus, accrued but unused paid time off and unreimbursed business expenses (subject to company policies). In general, following a termination of Mr. Morris’ employment, HNS has a right to repurchase his vested Class B membership interests at fair market value.

Mr. Morris’ employment agreement also provides that if Mr. Morris should become permanently disabled and be terminated by us, or die during the term of his employment agreement, Mr. Morris or his estate would receive his: (i) earned but unpaid base salary; (ii) earned but unpaid bonus; (iii) accrued but unused paid time off; and (iv) unreimbursed business expenses (subject to company policies) through the date of such event. Any time vesting HNS Class B membership interests that have not vested as of the date of such an event would vest. Performance vesting HNS Class B membership interests would remain outstanding and subject to vesting for 180 days to determine if the cumulative total return goals were met.

Assuming that Mr. Morris’ employment was terminated under each of the above circumstances on December 31, 2007, such payments and benefits have an estimated value of:

Termination Circumstances	Cash Severance ($)	Bonus ($)	Medical Continuation ($)	Value of Accelerated Equity and Performance Awards and Excess Benefit Plan Accounts(1) ($)	Outplacement Benefits ($)
For cause	-	210,000	-	-	-
Without cause, for good reason or non-renewal of agreement by us	349,710	210,000	6,658	764,540	10,000
Without good reason non-renewal of agreement by executive	-	-	-	-	-
Disability or death	-	210,000	-	764,540	-
Change in control	-	-	-	764,540	-

(1)	Value of Accelerated Equity was based on the closing price of our common stock on December 31, 2007 of $54.61 per share multiplied by 14,000 unvested restricted shares.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a director or member of the Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee of our Board of Directors reviews and either approves or recommends for approval (i) the annual salaries and other compensation of our executive officers and (ii) individual stock and stock option grants to each of our executive officers. The Compensation Committee also provides assistance and recommendations with respect to our compensation policies and practices and assists with the administration of our compensation plans. Mr. Africk is the chairman of our Compensation Committee and the other members of the committee are Messrs. Clark and Stone. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Andrew D. Africk, Chairman

Stephen H. Clark

Aaron J. Stone

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

Sponsor Investment

As of December 31, 2007, Apollo Management L.P. (together with its affiliates, “Apollo”) owned, directly or indirectly, 23% of Intelsat Holdings Limited (“Intelsat”), which owns 100% of Intelsat, Ltd. HNS leases satellite transponder capacity from Intelsat. In addition, HNS’ Italian subsidiary, Hughes Network Systems, S.r.L., is a party to a cooperation agreement among Intelsat, Telespazio and Telecom Italia. Under this agreement, the parties are cooperating to provide broadband satellite services for Italian businesses operating in Eastern Europe and North Africa. Effective February 4, 2008, Apollo divested its entire ownership interest in Intelsat; therefore, Intelsat is no longer related to us as of that date.

As of December 31, 2007, Apollo owned, directly or indirectly 83% of Smart & Final, Inc. HNS provides VSAT products and services to Smart & Final, Inc. For the year ended December 31, 2007, Smart & Final, Inc. paid $2.0 million to HNS for these services.

Agreements with Hughes Systique Corporation

On October 12, 2005, HNS granted a limited license to Hughes Systique Corporation (“Hughes Systique”), allowing Hughes Systique to use the HUGHES trademark. The license is limited in that Hughes Systique may use the HUGHES trademark only in connection with its business of software development and associated consulting, licensing, sales, support, maintenance and hardware, and only in combination with the SYSTIQUE name. The license is non-exclusive, non-transferable, non-sublicensable, worldwide and royalty-free. In addition to other standard termination provisions (i.e., in the event of default or bankruptcy), HNS may terminate the license agreement in its reasonable business discretion, or in the event that we (or any affiliate to which we transfer our ownership interest in Hughes Systique) cease to maintain an ownership interest in Hughes Systique.

On December 22, 2005, HNS entered into a master software development agreement with Hughes Systique, allowing HNS to issue mutually agreed statements of work to Hughes Systique for software development services. For the year ended December 31, 2007, HNS paid $6.7 million to Hughes Systique for its services.

The founders of Hughes Systique include Pradman Kaul, our Chief Executive Officer (“CEO”) and President and certain former employees of the Company, including Pradeep Kaul, who is the CEO and President of Hughes Systique, HNS’ former Executive Vice President and the brother of our CEO and President. At December 31, 2007, on an undiluted basis, the Company owned approximately 24% of the outstanding shares of Hughes Systique and our CEO and President and Pradeep Kaul owned an aggregate of approximately 20% of the outstanding shares of Hughes Systique. In addition, our CEO and President and Jeffrey Leddy, a member of our Board of Directors and HNS’ Board of Managers serve on the board of directors of Hughes Systique.

On January 9, 2008, we invested an additional $1.5 million in the common equity of Hughes Systique. As a result, on an undiluted basis, we now own approximately 32% of the outstanding shares of Hughes Systique and our CEO and President and his brother, Pradeep Kaul, own an aggregate of approximately 18% of the outstanding shares of Hughes Systique on an undiluted basis.

On February 8, 2008, the Company and another significant shareholder of Hughes Systique agreed to make available to Hughes Systique a term loan facility of up to $3.0 million. Under that facility, Hughes Systique may make borrowing requests of at least $1.0 million to be funded equally by the Company and the other shareholder. The loan bears interest at 6% per annum, payable annually, and is convertible into shares of Hughes Systique upon non-payment or other event of default. On February 11, 2008, Hughes Systique made an initial draw of $1.0 million and the Company funded its share of the initial draw in the amount of $0.5 million.

Agreement with 95 West Co. Inc.

In July 2006, HNS entered into an agreement with 95 West Co. Inc. (“95 West Co.”) and its parent, Miraxis License Holdings, LLC (“MLH”), pursuant to which 95 West Co. and MHL agreed to provide a series of coordination agreements which allow HNS to operate its SPACEWAY 3 satellite at the 95° West Longitude orbital slot where 95 West Co. and MLH have higher priority rights. MLH owns a controlling interest in 95 West Co. MLH is controlled by an affiliate of Apollo, our controlling stockholder. Jeffrey Leddy, a member our Board of Directors and HNS’ Board of Managers, is a director and the general manager of MLH, the CEO and President of 95 West Co., and also owns a small interest in each of 95 West Co. and MLH. Andrew Africk, a member our Board of Directors and HNS’ Board of Managers, is also a director of MLH. As part of the agreement, HNS agreed to pay 95 West Co. $9.3 million in annual installments of $0.3 million in 2006, $0.75 million in each of 2007 through 2010 and $1.0 million in each of 2011 through 2016 for the use of the orbital position, subject to conditions in the agreement, which include HNS’ ability to operate SPACEWAY 3. During 2007, HNS paid 95 West Co. $0.75 million.

Agreement with Hughes Telematics Inc.

In July 2006, HNS granted a limited license to Hughes Telematics Inc. (“HTI”), allowing HTI to use the HUGHES trademark. The license is limited in that HTI may use the HUGHES trademark only in connection with its business of automotive telematics, and only in combination with the TELEMATICS name. As partial consideration for the license, the agreement provides that HNS will be HTI’s preferred engineering services provider. The license is royalty-free, except that HTI has agreed to commence paying a royalty to HNS in the event HTI no longer has a commercial or affiliated relationship with HNS. As contemplated by the license terms, HNS has commenced providing development services and equipment to HTI.

In October 2007, HNS entered into an agreement with HTI and a customer of HTI, whereby HNS agreed to assume the rights and performance obligations of HTI under that agreement in the event that HTI fails to perform its obligations due to a fundamental cause such as bankruptcy or the cessation of its telematics business. In connection with that agreement, HNS and HTI have entered into a letter agreement pursuant to which HTI has agreed to take certain actions to enable HNS to assume HTI’s obligations in the event that such action is required.

In January 2008, HNS entered into an agreement with HTI, pursuant to which HNS is developing an overall automotive telematics system for HTI, comprising the telematics system hub, and the Telematics Control Unit (“TCU”), which will serve as the user appliance in the telematics system. The agreement also provides that, subject to certain specified performance conditions, HNS shall serve as the exclusive manufacturer and supplier of TCU’s for HTI. The total development phase of the agreement is currently valued at approximately $38.5 million, $20.0 million of which was the subject of authorizations to proceed, previously issued by HTI for such development work through December 31, 2007.

HTI is controlled by an affiliate of Apollo, our controlling stockholder. Jeffrey A. Leddy, a member of our Board of Directors and HNS’ Board of Managers, is the CEO and a director of HTI and owned approximately 1.0% of the equity of HTI as of December 31, 2007. In addition, Andrew Africk, a member of HNS’ Board of Managers and our Board of Directors, is a director of HTI and a senior partner of Apollo.

Agreement with Mobile Satellite Ventures LP

On November 3, 2006, HNS signed a sales contract with Mobile Satellite Ventures LP (“MSV”) to design, develop and supply a satellite base station. SkyTerra Communications, Inc. (“SkyTerra”) owned approximately 99% of MSV on an undiluted basis as of December 31, 2007. Apollo owned approximately 15.3% of SkyTerra’s outstanding common equity and controlled approximately 29.8% of SkyTerra’s voting shares as of December 31, 2007. Three individuals affiliated with Apollo currently serve on the six member board of directors of SkyTerra.

Andrew Africk, Aaron Stone and Jeffrey Leddy, are each a member of our Board of Directors, HNS’ Board of Managers, and the boards of directors of MSV and SkyTerra. In addition, Michael Weiner, a member of our Board of Directors, served as an officer of Apollo until August 31, 2006 and also serves on the board of directors of SkyTerra.

Policies and Procedures for Reviewing Related Party Transactions

Our Audit Committee reviews and approves proposed transactions or courses of dealings with respect to which our controlling stockholder, and/or our executive officers or directors or members of their immediate families have an interest. Our Code of Ethics for Chief Executive and Senior Financial Officers requires our chief executive and financial executives to avoid actual or apparent conflicts of interest between personal and professional relationships of such officers and the Company. Before making any investment, accepting any position or benefits, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest, such officers must make full disclosure of all facts and circumstances to the chair of the Audit Committee and obtain the prior written approval of the Audit Committee and the Board of Directors. Our written Code of Conduct requires all employees, including executive officers, to avoid actual or apparent conflicts of interest between personal and professional relationships of the employees and the Company, including, but not limited to any investment, interest, or association that interferes or potentially could interfere with independent exercise of judgment in the best interest of the Company. In addition, our corporate Secretary distributes and collects questionnaires that solicit information about any direct or indirect transactions with the Company from each of our directors and officers and reviews the responses to these questionnaires.

Pursuant to the Company’s Bylaws, no contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following performance graph shows the cumulative total return to a holder of the Company’s common stock compared with the cumulative total return of the NASDAQ Composite Index and the NASDAQ Telecommunications Index for the period from February 23, 2006 (the date our common stock began trading on a national market) through December 31, 2007. The comparison assumes the investment of $100 on February 23, 2006 in our common stock and each of the foregoing indices and reinvestment of all dividends.

	February 23, 2006	December 29, 2006	December 31, 2007
Hughes Communications, Inc.	$100.00	$186.48	$218.44
NASDAQ Composite Index	$100.00	$105.97	$116.36
NASDAQ Telecommunications Index	$100.00	$115.13	$125.69

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Our Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm to examine the consolidated financial statements for our Company and our subsidiaries for the year ending December 31, 2008. Our stockholders are asked to ratify that appointment at the Annual Meeting. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2005. The Audit Committee believes that Deloitte & Touche LLP is knowledgeable about our operations and accounting practices and is well qualified to act in the capacity of independent registered public accounting firm. Representatives of Deloitte & Touche are not expected to be present at the Annual Meeting.

The Board of Directors recommends that you vote FOR the ratification of the appointment of

Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Principal Accountant Fees and Services

For the years ended December 31, 2007 and 2006, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”).

Audit and all other fees paid or accrued by the Company and its consolidated subsidiaries aggregated $2,822,000 and $2,514,000 for the years ended December 31, 2007 and 2006, respectively and were composed of the following:

•

Audit Fees—The aggregate fees billed for the audit of the Company’s and HNS’ annual financial statements for the years ended December 31, 2007 and 2006 and for the reviews of the financial statements included in the Company’s and HNS’ Quarterly Reports on Form 10-Q were $2,567,000 in 2007 and $2,072,000 in 2006.

•

Audit-Related Fees—The aggregate fees billed for audit-related services for the years ended December 31, 2007 and 2006 were $163,000 and $331,000, respectively. These fees relate to comfort letters, due diligence and consultation provided in connection with debt offerings and registration statements.

•

Tax Fees—The aggregate fees billed for tax services for the years ended December 31, 2007 and 2006, were $92,000 and $93,000, respectively. These fees relate to tax consultations and services related to domestic and foreign office compliance in both 2007 and 2006.

•

All Other Fees—The aggregate fees for services not included above were $18,000 for the year ended December 31, 2006. These fees relate to consultation on accounting, financial and regulatory reporting matters in Europe for 2006. No fees for services not included above were paid in 2007.

Audit Committee Approval Policy

The Audit Committee is directly responsible for the appointment, retention and termination, compensation and oversight of the work of any registered public accountant providing any audit or attest services to the Company, including Deloitte & Touche. The approval of the Audit Committee is required, prior to commencement of work, of all audit, audit-related, internal control-related, tax and permissible non-audit services to be provided to the Company by our independent accountants. As part of the approval process, the Audit Committee review includes the proposed scope of work and the proposed fee for any engagements, including the annual audit of each fiscal year. All fees paid to Deloitte & Touche for the years ended December 31, 2007 and 2006 were pre-approved by the Audit Committee in accordance with these policies.

Audit Committee Report

The Audit Committee of the Hughes Communications, Inc. Board of Directors is currently composed of three directors and operates under a written charter adopted by the Board of Directors. These committee members are considered to be independent. The members of the Committee are Lawrence Ruisi, Chairman, Stephen Clark and O. Gene Gabbard.

Among its other duties, the Audit Committee recommends to the Board of Directors the selection of the Company’s independent auditors. Management is responsible for internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and our independent registered public accounting firm. The Audit Committee discussed with our independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended or supplemented.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” as modified or supplemented and the Audit Committee discussed with the independent registered public accounting firm.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the reports of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Lawrence J. Ruisi, Chairman

Stephen H. Clark

O. Gene Gabbard

OTHER MATTERS

We do not intend to bring any other matters before the meeting, and we do not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

PROPOSALS FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

Under the rules of the Securities and Exchange Commission, the date by which proposals of stockholders of the Corporation intended to be presented at the 2009 annual meeting of stockholders must be received by the Company for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors is

December 20, 2008. Stockholder proposals should be submitted to Dean A. Manson, Secretary, Hughes Communications, Inc., 11717 Exploration Lane, Germantown, Maryland 20876.

Under the Company’s Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to propose other business to be considered at an annual meeting of the stockholders of the Company. These procedures provide that stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting must do so by notice timely received by the Secretary of the Company. The Secretary of the Company generally must receive notice of any such proposal not less than 90 days and not more than 120 days prior to the anniversary of the preceding year’s annual meeting of stockholders, provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In the case of proposals for the 2009 annual meeting of stockholders, the Secretary of the Company generally must receive notice of any such proposal no earlier than January 29, 2009, and no later than February 28, 2009 (other than proposals to be included in the proxy statement and form of proxy, which, as noted above, must be received by December 20, 2008).

Generally, a stockholder notice proposing and nominee for director must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

ANNUAL REPORT

A copy of the 2007 Annual Report of the Company has been made available simultaneously with this Proxy Statement and includes a copy of the Company’s Annual Report on Form 10-K which contains all of the financial information (including the Company’s audited consolidated financial statements) and certain general information regarding the Company. A printed copy of the Company’s 2007 Annual Report on Form 10-K may be obtained without charge by writing to Dean A. Manson, Secretary, Hughes Communications, Inc., 11717 Exploration Lane, Germantown, Maryland 20876.

*    *    *    *    *

HUGHES COMMUNICATIONS, INC. 11717 EXPLORATION LANE GERMATOWN, MD 20876

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, Wednesday, May 28, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to vote your shares.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Hughes Communications, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, Wednesday, May 28, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hughes Communications, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

HUGHE1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

HUGHES COMMUNICATIONS, INC.

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. ELECTION OF DIRECTORS

NOMINEES:

01) Andrew D. Africk 02) Stephen H. Clark 03) O. Gene Gabbard 04) Pradman P. Kaul

05) Jeffrey A. Leddy 06) Lawrence J. Ruisi 07) Aaron J. Stone 08) Michael D. Weiner

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

For Against Abstain

2. RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

If you are interested in receiving materials via electronic delivery in the future, please provide your consent to American Stock Transfer & Trust Company (“AST”) by accessing your account through AST’s website www.amstock.com. Please click on “Shareholder Account Access” to enroll. If you are utilizing any anti-spam software you may need to modify your settings to accept AST’s proxy related emails from proxy@amstock.com.

THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PRECEDING NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

Yes No

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.

Please indicate if you plan to attend this meeting.

(NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a parnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF

HUGHES COMMUNICATIONS, INC.

MAY 29, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.?

PROXY

HUGHES COMMUNICATIONS, INC.

11717 EXPLORATION LANE GERMANTOWN, MARYLAND 20876 (301) 428-5500

THIS PROXY IS ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dean A. Manson and Grant A. Barber (each with power to act without the other and with power of substitution) as proxies to represent the undersigned at the Annual Meeting of the common stockholders of Hughes Communications, Inc. to be held on May 29, 2008 at 10:00 a.m., EST, at 11717 Exploration Lane, Germantown, Maryland and at any postponements or adjournments thereof, with all the power the undersigned would possess if personally present, and to vote all shares of common stock which the undersigned may be entitled to vote at said meeting, hereby revoking any proxy heretofore given by the undersigned to vote at said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND, AT THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Continued and to be signed on the reverse side.